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                                                                     Exhibit 2.1




                          AGREEMENT AND PLAN OF MERGER,

                               Dated May 29, 1998,

                                      among

                             CYBERGUARD CORPORATION,

                          ARCA ACQUISITION CORPORATION,

                               ARCA SYSTEMS, INC.

                                       and

                           EACH OF THE SHAREHOLDERS OF

                  ARCA SYSTEMS, INC. WHO ARE SIGNATORIES HERETO


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                                TABLE OF CONTENTS

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ARTICLE I         Definitions............................................................................................1

ARTICLE II        The Merger.............................................................................................5
         2.1      The Merger.............................................................................................5
         2.2      Closing; Effective Time of the Merger..................................................................5
         2.3      Effects of the Merger..................................................................................5
         2.4      Certificate of Incorporation and Bylaws................................................................5
         2.5      Directors and Officers.................................................................................5
         2.6      Conversion of ARCA Common Stock and ARCA Preferred Stock...............................................6
         2.7      Impact on ARCA Stock Options...........................................................................6
         2.8      Conversion of Acquisition Common Stock.................................................................7
         2.9      Exchange of and Payment for ARCA Common Stock and ARCA Preferred Stock.................................7
         2.10     No Further Transfers of ARCA Common Stock or ARCA Preferred Stock......................................8
         2.11     Cash in Lieu of Fractional Shares......................................................................8
         2.12     Dissenters' Rights.....................................................................................8

ARTICLE III       Representations and Warranties of CyberGuard and Acquisition...........................................9
         3.1      ORGANIZATION, STANDING AND POWER.......................................................................9
         3.2      AUTHORIZATION OF AGREEMENT.............................................................................9
         3.3      NO VIOLATION OR CONFLICT...............................................................................9
         3.4      CONSENT OR APPROVAL OF GOVERNMENTAL AUTHORITIES........................................................9
         3.5      SECURITIES AND EXCHANGE COMMISSION FILINGS.............................................................9
         3.6      VALIDITY OF CYBERGUARD COMMON STOCK...................................................................10
         3.7      PREEMPTIVE RIGHTS.....................................................................................10
         3.8      PROXY STATEMENT.......................................................................................10
         3.9      BROKER AND FINDERS....................................................................................10
         3.10     TAX MATTERS...........................................................................................10
         3.11     POOLING OF INTERESTS..................................................................................10
         3.13     DISCLOSURE............................................................................................11

ARTICLE IV        Representations and Warranties of ARCA and the Party Shareholders.....................................11
         4.1      ORGANIZATION, STANDING AND POWER......................................................................11
         4.2      AUTHORITY; LEGAL, VALID AND BINDING AGREEMENT.........................................................11
         4.3      AUTHORITY TO DO BUSINESS..............................................................................11
         4.4      ARTICLES OF INCORPORATION, BYLAWS AND MINUTE BOOKS....................................................11
         4.5      SUBSIDIARIES..........................................................................................12
         4.6      CAPITALIZATION........................................................................................12
         4.7      RIGHTS, WARRANTS, OPTIONS.............................................................................12
         4.8      FINANCIAL STATEMENTS..................................................................................12
         4.9      ABSENCE OF UNDISCLOSED LIABILITIES....................................................................13
         4.10     TITLE TO PERSONAL PROPERTY AND CONDITION OF ASSETS....................................................13
         4.11     REAL PROPERTY.........................................................................................13
         4.12     INSURANCE.............................................................................................13
         4.13     LABOR RELATIONS.......................................................................................14
         4.14     LICENSES..............................................................................................14
         4.15     PROPRIETARY RIGHTS....................................................................................14
         4.16     MAJOR CUSTOMERS AND SUPPLIERS.........................................................................15
         4.17     LITIGATION............................................................................................15
         4.18     NO VIOLATION OR CONFLICT..............................................................................15



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         4.19     TRANSACTIONS WITH AFFILIATES..........................................................................16
         4.20     LIST OF ACCOUNTS......................................................................................16
         4.21     LIST OF PERSONNEL.....................................................................................16
         4.22     GUARANTIES............................................................................................16
         4.23     YEAR 2000 COMPLIANCE..................................................................................16
         4.24     EMPLOYEE BENEFIT PLANS................................................................................16
         4.25     CONSENT OR APPROVAL OF GOVERNMENTAL AUTHORITIES.......................................................17
         4.26     ABSENCE OF MATERIAL ADVERSE CHANGES...................................................................17
         4.27     TAXES AND TAX MATTERS.................................................................................18
         4.28     MATERIAL AGREEMENTS...................................................................................18
         4.29     COMPLIANCE; GOVERNMENT AUTHORIZATION..................................................................18
         4.30     BROKERS AND FINDERS...................................................................................19
         4.31     PROXY STATEMENT.......................................................................................19
         4.32     NO PRIOR AGREEMENT....................................................................................19
         4.33     ENVIRONMENTAL MATTERS.................................................................................19
         4.34     REORGANIZATION........................................................................................20
         4.35     PROPOSALS.............................................................................................20
         4.36     GOVERNMENT CONTRACTS AND AUDITS.......................................................................20
         4.37     POOLING-OF-INTERESTS..................................................................................20
         4.38     LOANS.................................................................................................20
         4.39     DISCLOSURE............................................................................................20
         4.1B     AUTHORITY; LEGAL, VALID AND BINDING AGREEMENT.........................................................21
         4.2B     CAPITALIZATION........................................................................................21
         4.3B     LITIGATION............................................................................................21
         4.4B     NO VIOLATION OR CONFLICT..............................................................................21
         4.5B     CONSENT OR APPROVAL OF GOVERNMENTAL AUTHORITIES.......................................................21
         4.6B     BROKERS AND FINDERS...................................................................................22
         4.7B     NO PRIOR AGREEMENT....................................................................................22
         4.8B     DISCLOSURE............................................................................................22

ARTICLE V         Covenants.............................................................................................22
         5.1      Interim Operations of ARCA............................................................................22
         5.2      Access................................................................................................23
         5.3      Confidentiality.......................................................................................23
         5.4      Notification..........................................................................................24
         5.5      Consent of Governmental Authorities and Others........................................................24
         5.6      Acquisition Proposals; No Solicitation................................................................24
         5.7      Commercially Reasonable Efforts.......................................................................24
         5.8      Public Announcements..................................................................................25
         5.9      Approval by ARCA's Shareholders.......................................................................25
         5.10     Investment Intent Letters.............................................................................25
         5.11     Forbearance by CyberGuard.............................................................................25
         5.12     Affiliates' Letters...................................................................................25
         5.13     Registration Agreement................................................................................26
         5.14     Preparation of Proxy Statement........................................................................26
         5.15     Employment Agreements, Confidentiality Agreements
                  and Insider Trading Agreements........................................................................27
         5.16     Personal Guaranties...................................................................................27
         5.17     Pooling...............................................................................................27

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ARTICLE VI        Additional Agreements.................................................................................27
         6.1      Employees and Benefit Plans...........................................................................27
         6.2      Investigation; Notices................................................................................27
         6.3      Survival of the Representations, Warranties, Covenants and Agreements.................................27
         6.4      Indemnification.......................................................................................28
         6.5      General Release.......................................................................................29
         6.6      Restrictive Covenants.................................................................................30
         6.7      Tax Treatment of the Merger...........................................................................30

ARTICLE VII       Closing; Conditions Precedent; Termination............................................................30
         7.1      Closing...............................................................................................30
         7.2      Mutual Conditions Precedent...........................................................................30
         7.3      Conditions Precedent to the Obligations of CyberGuard.................................................30
         7.4      Conditions Precedent to the Obligations of ARCA.......................................................32
         7.5      Termination...........................................................................................33

ARTICLE VIII      Miscellaneous.........................................................................................34
         8.1      Notices...............................................................................................34
         8.2      Entire Agreement......................................................................................34
         8.3      Assignment............................................................................................34
         8.4      Waiver and Amendment..................................................................................34
         8.5      No Third Party Beneficiary............................................................................34
         8.6      Severability..........................................................................................34
         8.7      Expenses; Termination Fee.............................................................................34
         8.8      Headings..............................................................................................35
         8.9      Counterparts..........................................................................................35
         8.10     Litigation; Prevailing Party..........................................................................35
         8.11     Injunctive Relief.....................................................................................35
         8.12     Governing Law.........................................................................................35

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                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger is entered into as of May 29, 1998, among CyberGuard Corporation, a Florida corporation ("CYBERGUARD"), ARCA Acquisition Corporation, a Florida corporation and a wholly owned subsidiary of CyberGuard ("ACQUISITION"), ARCA Systems, Inc., a California corporation ("ARCA"), William F. Wilson ("Wilson"), Michael L. Weidner ("Weidner") and R. Kenneth Bauer ("Bauer") (Wilson, Weidner and Bauer are sometimes hereinafter referred to individually as a "PARTY SHAREHOLDER" and collectively as the "PARTY SHAREHOLDERS").

                              PRELIMINARY STATEMENT

         ARCA and CyberGuard believe that the mutual best interests of ARCA and CyberGuard and their respective shareholders will be served by the merger of Acquisition with and into ARCA upon the terms and subject to the conditions of this Agreement.

                                    AGREEMENT

         In consideration of the preliminary statement and the respective covenants, representations and warranties contained in this Agreement, the parties agree as set forth below.

                                    ARTICLE I

                                   DEFINITIONS

         In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

         "ACQUISITION COMMON STOCK" means the common stock of Acquisition, par value $.01 per share.

         "AFFILIATE" has the meaning specified in Rule 144 promulgated by the Commission under the Securities Act.

         "AFFILIATE LETTER" has the meaning specified in SECTION 5.12 of this Agreement.

         "AGREEMENT" means this Agreement and Plan of Merger together with all exhibits and schedules referred to herein.

         "ARCA COMMON STOCK" means the common stock of ARCA, no par value per share.

         "ARCA PLAN" has the meaning specified in SECTION 2.7 of this Agreement.

         "ARCA SERIES A PREFERRED STOCK " means the Series A Preferred Stock of ARCA, no par value per share.

         "ARCA SERIES B PREFERRED STOCK "means the Series B Preferred Stock of ARCA, no par value per share.

         "ARCA MAJORITY SHAREHOLDERS" has the meaning specified in SECTION 4.2 of this Agreement.

         "ARCA OPTION" has the meaning specified in SECTION 2.7 of this Agreement.





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         "ARCA PLANS" has the meaning specified in SECTION 4.24 of this
Agreement.

         "ARCA PREFERRED STOCK" means the ARCA Series A Preferred Stock and the ARCA Series B Preferred Stock.

         "BASKET LIMITATION" has the meaning specified in SECTION 6.4(d) of this Agreement.

         "CALIFORNIA ACT" means the California General Corporation Law.

         "CERTIFICATE OF MERGER" has the meaning specified in SECTION 2.2 of this Agreement.

         "CLOSING" has the meaning specified in SECTION 2.2 of this Agreement.

         "CLOSING DATE" has the meaning specified in SECTION 2.2 of this Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMISSION" means the Securities and Exchange Commission.

         "CYBERGUARD COMMON STOCK" means the common stock of CyberGuard, par value $.01 per share.

         "CYBERGUARD DISCLOSURE MATERIALS" means the latest Proxy Statement of CyberGuard, Form 10-K, any interim 10-Qs of CyberGuard and any other materials required under the 1933 Act Rule 502(b)(2) to be included in the Proxy Statement concerning CyberGuard or otherwise provided by CyberGuard for delivery to the Shareholders in the Proxy Statement.

         "DISSENTING SHARES" has the meaning specified in SECTION 2.12 of this Agreement.

         "EFFECTIVE TIME" shall have the meaning set forth in SECTION 2.2 of this Agreement.

         "ENVIRONMENTAL LAWS" has the meaning specified in SECTION 4.33(a) of this Agreement.

         "ENVIRONMENTAL PERMITS" has the meaning specified in SECTION 4.33(b) of this Agreement.

         "ERISA" has the meaning specified in SECTION 4.24 of this Agreement.

         "ESCROW AGENT" has the meaning specified in SECTION 6.4(a) of this Agreement.

         "ESCROW AGREEMENT" has the meaning specified in SECTION 6.4(a) of this Agreement.

         "ESCROWED CONSIDERATION" has the meaning specified in SECTION 6.4(a) of this Agreement.

         "EXCHANGE ACT" has the meaning specified in SECTION 3.5 of this Agreement.

         "EXCHANGE AGENT" has the meaning specified in SECTION 2.9(a) of this Agreement.

         "FINANCIAL STATEMENTS" means ARCA's unaudited balance sheets and the related unaudited statements of operations, stockholders' equity and cash flow as at and for the year ended December 31, 1996, the audited balance sheets and the related audited statements of operations, stockholders' equity and cash flow as at and for the year ended December 31, 1997 and ARCA's unaudited balance sheets and the related statements of operations as at and for the three-month period ended March 31, 1998.

         "FLORIDA ACT" means the Florida Business Corporation Act.


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         "GAAP" has the meaning specified in SECTION 4.8 of this Agreement.

         "GUARANTY" means, as to any Person, any contract, agreement or understanding of such Person pursuant to which such Person guarantees the indebtedness, liabilities or obligations of others, directly or indirectly, in any manner, including agreements to purchase such indebtedness, liabilities or obligations, or to supply funds to or in any manner invest in others, or to otherwise assure the holder of such indebtedness, liabilities or obligations against loss, but excluding endorsement of checks in the ordinary course of business.

         "HAZARDOUS SUBSTANCES" has the meaning specified in SECTION 4.33(a) of this Agreement.

         "INDEMNIFIED PARTY" has the meaning specified in SECTION 6.4(c) of this Agreement.

         "INDEMNIFYING PARTY" has the meaning specified in SECTION 6.4(c) of this Agreement.

         "INTANGIBLE PROPERTY" has the meaning specified in SECTION 4.15 of this Agreement.

         "IRS" means the Internal Revenue Service.

         "INVESTMENT INTENT LETTER" has the meaning specified in SECTION 5.10 of this Agreement.

         "KNOWLEDGE" or "KNOWN" have two different meanings in this Agreement:

                  (a) When matters are being referred to as "to the best of" a party's knowledge or "to the best knowledge" of a party (or any similar phrase), the reference shall mean, with respect to any representation or warranty or other statement in this Agreement, that such party has made a diligent investigation as to the matters that are the subject of such representation, warranty or other statement. Where reference is made "to the best of ARCA's knowledge" or "to the best knowledge of ARCA" (or any similar phrase), such reference shall mean the knowledge of the executive officers and directors of ARCA, all having conducted the diligent investigation contemplated by this definition. Where reference is made "to the best of CyberGuard's knowledge" or "to the best knowledge of CyberGuard" (or any similar phrase), such reference shall mean the knowledge of the executive officers of CyberGuard, all having conducted the diligent investigation contemplated by this definition.

                  (b) The words "knowledge" or "known" when used without the qualifying language "to the best of" or "to the best knowledge of" (or any similar phrase) shall mean the actual knowledge of the Person whose knowledge is at issue. For these purposes the word "actual" shall not, except as provided in Section 3.11 hereof, designate merely the Person's state of mind, but also shall include information and data: that the Person has learned; that in the ordinary course of business has been reported to the Person; and that is ordinarily maintained as part of the Person's business files (both computer and hard files). Where reference is made to the "knowledge of ARCA" or "to ARCA's knowledge" (when used without the qualifying language "to the best of" or "to the best knowledge of"), such reference shall mean the actual knowledge of the executive officers and directors of ARCA. Where reference is made to the "knowledge" of CyberGuard (when used without the qualifying language "to the best of" or "to the best knowledge of"), such reference shall mean the actual knowledge of the executive officers of CyberGuard.

         "LICENSE" has the meaning specified in SECTION 4.14 of this Agreement.

         "LOAN AMOUNT" has the meaning specified in SECTION 4.38 of this Agreement.


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         "LOANS" has the meaning specified in SECTION 4.38 of this Agreement.

         "LOSSES" has the meaning specified in SECTION 6.4(A) of this Agreement.

         "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the business, operations, financial condition, results of operations or business prospects of such Person and its Subsidiaries on a consolidated basis, except for any such material adverse effect arising out of the execution of this Agreement and the consummation of the transactions contemplated hereby or out of general economic conditions or, in the case of ARCA, the general conditions of the information technology consulting industry, or, in the case of CyberGuard, the general conditions of the internet or intranet security solutions industry.

         "MATERIAL AGREEMENTS" has the meaning specified in SECTION 4.28 of this Agreement.

         "MERGER" has the meaning specified in SECTION 2.1 of this Agreement.

         "1933 ACT" has the meaning specified in SECTION 3.5 of this Agreement.

         "OPTIONS" has the meaning specified in SECTION 4.7 of this Agreement.

         "PENSION PLAN" has the meaning specified in SECTION 4.24 of this Agreement.

         "PERSON" means any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government, or any other entity.

         "PROXY STATEMENT" means the proxy or information statement relating to the special meeting of, or solicitation of written consents of, ARCA's shareholders in connection with the Merger, as amended or supplemented from time to time.

         "REGISTRATION AGREEMENT" has the meaning specified in SECTION 5.13 of this Agreement.

         "REGISTRATION STATEMENTS" means the registration statements on Form S-3 under the 1933 Act (or such other form available) to be filed with the Commission to register the Shareholders' resale of the shares of CyberGuard Common Stock to be issued at the Effective Time pursuant to SECTION 2.6 of this Agreement, as the same may be amended or supplemented from time to time.

         "SHAREHOLDERS" means the shareholders of ARCA immediately prior to the Effective Time.

         "STOCK CONVERSION RATIO" has the meaning specified in SECTION 2.6 of this Agreement.

         "SUBSIDIARY" of any Person means any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of 50% or more, or any Person which may be controlled, directly or indirectly, by such Person, whether through the ownership of voting securities, by contract, or otherwise.

         "SUBSTITUTE OPTION" has the meaning specified in SECTION 2.7 of this Agreement.

         "SURVIVAL DATE" has the meaning specified in SECTION 6.3 of this Agreement.

         "SURVIVING CORPORATION" has the meaning specified in SECTION 2.1 of this Agreement.

         "TAXES" has the meaning specified in SECTION 4.27 of this Agreement.


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         "TERMINATION DATE" has the meaning specified in SECTION 7.5(b) of this
Agreement.

         "WELFARE PLAN" has the meaning specified in SECTION 4.24 of this Agreement.

                                   ARTICLE II

                                   THE MERGER

         2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Florida Act and the California Act, at the Effective Time, Acquisition shall be merged (the "MERGER") with and into ARCA. At the Effective Time, the separate corporate existence of Acquisition shall cease, and ARCA shall continue as the surviving corporation of the Merger under the laws of the State of California (the "SURVIVING CORPORATION"). The corporate existence of CyberGuard shall not be effected by the Merger.

         2.2 CLOSING; EFFECTIVE TIME OF THE MERGER. Unless this Agreement is terminated in accordance with its terms, the consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of CyberGuard as soon as practicable, and in any event within three business days, after the satisfaction or waiver of the conditions precedent to the obligations of the parties set forth in Article VII (the "CLOSING DATE"), or on such other date and at such other place as may be agreed to by the parties. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing articles of merger and an agreement of merger, substantially in the form set forth as EXHIBIT A (collectively, the "CERTIFICATE OF MERGER"), with the Secretary of State of the State of Florida and the Secretary of State of the State of California, respectively, in such form as required by, and executed in accordance with the relevant provisions of, the Florida Act and the California Act (the later of the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Florida and the Secretary of State of the State of California (or such later time as is specified in the Certificate of Merger) being the "EFFECTIVE TIME").

         2.3 EFFECTS OF THE MERGER. From and after the Effective Time, the Merger shall have the effects set forth under the applicable provisions of the Florida Act and the California Act.

         2.4 CERTIFICATE OF INCORPORATION AND BYLAWS.

                  (a) CERTIFICATE OF INCORPORATION. At the Effective Time, and until thereafter amended or repealed in accordance with their terms and as provided by law, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Acquisition, as in effect immediately prior to the Effective Time, except that Article I thereof shall be deleted in its entirety and replaced with the following: "The name of the Corporation is ARCA Systems, Inc."

                  (b) BYLAWS. At the Effective Time, the Bylaws of the Surviving Corporation shall be the Bylaws of Acquisition, as in effect immediately prior to the Effective Time, until thereafter amended or repealed in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by law.

         2.5 DIRECTORS AND OFFICERS. The directors of Acquisition immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Acquisition immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed, as the case may be, and qualified.

         2.6 CONVERSION OF ARCA COMMON STOCK AND ARCA PREFERRED STOCK. At the Effective Time, each share of ARCA Common Stock which is issued and outstanding immediately prior to the

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Effective Time (other than Dissenting Shares as defined in SECTION 2.12 and other than such shares owned by ARCA or CyberGuard or any of its Subsidiaries) shall be canceled and retired and converted without any action on the part of the holder thereof into and be exchangeable for .11819 shares of CyberGuard Common Stock (the "STOCK CONVERSION RATIO") (rounded to the nearest thousandth of a share), subject to the payment of cash in lieu of fractional shares in accordance with SECTION 2.11 hereof.

         At the Effective Time, each share of ARCA Series A Preferred Stock which is issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and other than such shares owned by ARCA or CyberGuard or any of its Subsidiaries) shall be canceled and retired and converted without any action on the part of the holder thereof into and be exchangeable for .54817 shares of CyberGuard Common Stock (rounded to the nearest thousandth of a share), subject to the payment of cash in lieu of fractional shares in accordance with SECTION 2.11 hereof.

         At the Effective Time, each share of ARCA Series B Preferred Stock which is issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and other than such shares owned by ARCA or CyberGuard or any of its Subsidiaries) shall be canceled and retired and converted without any action on the part of the holder thereof into and be exchangeable for .19361 shares of CyberGuard Common Stock (rounded to the nearest thousandth of a share), subject to the payment of cash in lieu of fractional shares in accordance with SECTION 2.11 hereof.

         At the Effective Time, the Loans (specified in SECTION 4.38) outstanding immediately prior to the Effective Time shall be converted into and be exchangeable for 8,577 shares of CyberGuard Common Stock (rounded to the nearest thousandth of a share), subject to the payment of cash in lieu of fractional shares in accordance with SECTION 2.11 hereof.

         2.7 IMPACT ON ARCA STOCK OPTIONS. At the Effective Time, each unexpired and unexercised option to purchase shares of ARCA Common Stock, whether or not then exercisable (an "ARCA OPTION"), shall be assumed by CyberGuard and each ARCA Option shall be canceled and retired and converted automatically into an option ("SUBSTITUTE OPTION") to purchase a number of shares of CyberGuard Common Stock equal to the number of shares of ARCA Common Stock that could have been purchased under the ARCA Option multiplied by the Stock Conversion Ratio (except that upon exercise, any options to purchase fractional shares resulting from the aggregate of any such adjustment shall be eliminated), at a price per share of CyberGuard Common Stock equal to the per share option exercise price under the ARCA Option, divided by the Stock Conversion Ratio (with the resulting exercise price rounded to the nearest whole cent); provided that in the case of any ARCA Option intended to qualify as an incentive stock option under Section 422 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in compliance with Section 424(a) of the Code. The duration, vesting and other terms of the Substitute Options shall be the same as the original ARCA Options, except that references to ARCA shall be deemed to be references to CyberGuard. As soon as practicable after the Effective Time, CyberGuard shall deliver to the holders of ARCA Options notice setting forth such holders' rights pursuant thereto and the grants of ARCA Options shall continue in effect on substantially the same terms and conditions (subject to the adjustments required by this Section 2.7 after giving effect to the Merger). CyberGuard shall comply with the terms of ARCA's 1988 Stock Plan (the "ARCA Plan") and use its commercially reasonable efforts to seek, to the extent required by, and subject to the provisions of, the ARCA Plan and Sections 422 and 424(a) of the Code, that ARCA Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. CyberGuard shall take all corporate action necessary to reserve for issuance a sufficient number of shares of CyberGuard Common Stock for delivery upon exercise of ARCA Options assumed in accordance with this Section 2.7. As soon as practicable after the Effective Time and in any event no later than 10 business days after the Closing, CyberGuard shall file a registration statement on Form S-8 (or any successor or other appropriate forms) under the 1933 Act or another appropriate form with respect to the shares of CyberGuard Common Stock subject to such options and shall use its commercially reasonable efforts to maintain the effectiveness of such


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



registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

         2.8 CONVERSION OF ACQUISITION COMMON STOCK. At the Effective Time, each share of Acquisition Common Stock that is issued and outstanding immediately prior to the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         2.9 EXCHANGE OF AND PAYMENT FOR ARCA COMMON STOCK AND ARCA PREFERRED STOCK.

                  (a) At or as soon as practicable after the Effective Time, CyberGuard will cause the exchange agent selected by CyberGuard (the "EXCHANGE AGENT") to send to each record holder of shares of ARCA Common Stock and ARCA Preferred Stock which shall have been converted in the Merger an appropriate letter of transmittal for purposes of such shareholder's obtaining certificates representing the CyberGuard Common Stock into which it was converted, which letter of transmittal shall be mailed to such shareholder's address of record provided by ARCA. As soon as practicable after the Effective Time and after surrender to the Exchange Agent of a properly executed letter of transmittal and any certificates which immediately prior to the Effective Time shall have represented any then issued and outstanding shares of ARCA Common Stock and ARCA Preferred Stock, CyberGuard shall, subject to the provisions of SECTIONS 2.9(c) AND 6.4(a) hereof, cause to be distributed to the person in whose name such ARCA Common Stock and ARCA Preferred Stock shall have been registered, certificates registered in the name of such person representing the shares of CyberGuard Common Stock into which such shares of ARCA Common Stock and ARCA Preferred Stock shall have been converted at the Effective Time and a check payable to such person representing the payment of cash in lieu of fractional shares determined in accordance with SECTION 2.11 hereof. Until surrendered as contemplated by the preceding sentence, each certificate which immediately prior to the Effective Time shall have represented any then issued and outstanding shares of ARCA Common Stock and ARCA Preferred Stock shall be deemed at and after the Effective Time to represent only the right to receive, upon such surrender, the certificates and payment contemplated by the preceding sentence.

                  (b) No dividends or other distributions declared after the Effective Time with respect to shares of CyberGuard Common Stock and payable to the holders of record thereof after the Effective Time shall be paid with respect to ARCA Common Stock and ARCA Preferred Stock converted in the Merger until such properly executed letter of transmittal and any unsurrendered certificates representing such shares of ARCA Common Stock and ARCA Preferred Stock are surrendered as provided herein. Upon the surrender of such letter of transmittal and any such outstanding certificates, however, there shall be paid to the record holder of the certificates of CyberGuard Common Stock issued in exchange for the shares of ARCA Common Stock or ARCA Preferred Stock, the aggregate amount of dividends and distributions, if any, which theretofore became payable in respect of the shares of CyberGuard Common Stock into which such ARCA Common Stock or ARCA Preferred Stock is converted, subject in any case to any applicable escheat laws and unclaimed property laws. No interest shall be payable on or in respect of the payment of such dividends or cash in lieu of fractional shares on surrender of outstanding certificates.

                  (c) If any cash or certificate representing shares of CyberGuard Common Stock are to be paid to or issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the payment or issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of CyberGuard Common Stock in any name other than that of the registered holder of the certificate surrendered.

                  (d) Any portion of the CyberGuard Common Stock or cash in lieu of fractional shares payable hereunder that remains unclaimed by the shareholders of ARCA for 12 months after the

Effective Time shall, if on deposit with the Exchange Agent, be paid to Surviving Corporation. Any shareholders of ARCA who have not theretofore complied with this Article II shall thereafter look only to Surviving Corporation or CyberGuard for payment of the shares of CyberGuard Common Stock or cash in lieu of any fractional shares and any unpaid dividends and distributions on the CyberGuard Common Stock deliverable in respect of each share of ARCA Common Stock or ARCA Preferred Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. Notwithstanding the foregoing, none of ARCA, Acquisition, CyberGuard, Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of ARCA Common Stock or ARCA Preferred Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (e) In the event any certificate which, immediately prior to the Effective Time, represented ARCA Common Stock or ARCA Preferred Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the shares of CyberGuard Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

         2.10 NO FURTHER TRANSFERS OF ARCA COMMON STOCK OR ARCA PREFERRED STOCK. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of ARCA Common Stock or ARCA Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such outstanding shares are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing the shares of CyberGuard Common Stock or cash in lieu of fractional shares into which they were converted, or both, as provided in this Article II.

         2.11 CASH IN LIEU OF FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of CyberGuard Common Stock shall be issued upon the conversion of shares which prior to the Effective Time shall have represented any then outstanding shares of ARCA Common Stock or ARCA Preferred Stock, no dividend or distribution of CyberGuard shall relate to any fractional share otherwise issuable pursuant to the terms hereof and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of CyberGuard. In lieu of any fractional shares, there shall be paid to each holder of shares of ARCA Common Stock or ARCA Preferred Stock, who otherwise would be entitled to receive a fractional share of CyberGuard Common Stock, an amount of dollars in cash (without interest) determined by multiplying such fraction by $13.39.

         2.12 DISSENTERS' RIGHTS. Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, each share of ARCA Common Stock and ARCA Preferred Stock which is owned by Shareholders who, pursuant to applicable law, have exercised such holder's dissenter's rights in accordance with Chapter 13 of the California Act and who, as of the Effective Time, have not effectively withdrawn or lost such dissenter's rights (the "Dissenting Shares"), shall not be converted into the right to receive, or be exchangeable for, the merger consideration specified in SECTION 2.6, but, instead, the holders thereof shall be entitled to such rights as are provided in Chapter 13 of the California Act. CyberGuard shall have the right to participate in any proceeding involving dissenters' rights.

                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF CYBERGUARD AND ACQUISITION

         CyberGuard and Acquisition hereby jointly and severally represent and warrant to ARCA and the Shareholders as follows:

         3.1 ORGANIZATION, STANDING AND POWER. Each of CyberGuard and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

         3.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement by CyberGuard and Acquisition and the consummation by them of the transactions contemplated hereby have been duly and effectively authorized by all requisite corporate action. This Agreement constitutes the legal, valid and binding obligation of each of CyberGuard and Acquisition, enforceable against them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and general principles of equity.

         3.3 NO VIOLATION OR CONFLICT. Except as set forth on SCHEDULE 3.3, the execution, delivery and performance of this Agreement by CyberGuard and Acquisition, and the consummation by them of the transactions contemplated hereby, and compliance by CyberGuard and Acquisition with the provisions hereof
(i) do not and will not violate or conflict with any provision of law or regulation, or any writ, order or decree of any court, governmental or regulatory authority or agency, or any term or provision of the respective Articles or Certificate of Incorporation or Bylaws of CyberGuard or Acquisition and (ii) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of CyberGuard or Acquisition pursuant to, any material instrument or agreement to which CyberGuard or Acquisition is a party or by which CyberGuard or Acquisition or any of their respective properties may be bound or affected.

         3.4 CONSENT OR APPROVAL OF GOVERNMENTAL AUTHORITIES. Except as set forth on SCHEDULE 3.4, no consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or administrative agency is required in connection with the execution, delivery or performance by CyberGuard and Acquisition of this Agreement or any agreement, instrument or document contemplated hereby or the consummation by CyberGuard and Acquisition of the transactions contemplated hereby and thereby.

         3.5 SECURITIES AND EXCHANGE COMMISSION FILINGS. CyberGuard has heretofore furnished or made available to ARCA and its shareholders and option holders a true and complete copy of each form, report or document filed by CyberGuard with the Securities and Exchange Commission ("COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 1997. Since January 1, 1995, CyberGuard has timely filed all reports and other documents required to be filed by it with the Commission under the Exchange Act. As of the respective dates they were filed with the Commission, such reports or other documents complied in all material respects with the Exchange Act and the rules and regulations of the Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as heretofore disclosed in filings with the Commission, as otherwise publicly announced or as disclosed to ARCA in writing, since June 30, 1997, CyberGuard and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course and there has not occurred any Material Adverse Effect with respect to CyberGuard. CyberGuard currently meets the "registrant eligibility" requirements set forth in the general instructions to Form S-3 under the

Securities Act of 1933, as amended (the "1933 Act"). Except as set forth in
SCHEDULE 3.5, there has been no material change in CyberGuard's authorized or outstanding capitalization, or in the number of shares of CyberGuard capital stock subject to options or other rights to acquire them, from the date of its last filing with the Commission.

         3.6 VALIDITY OF CYBERGUARD COMMON STOCK. The CyberGuard Common Stock to be issued in the Merger will, when issued, be duly and validly authorized, issued and outstanding, fully paid and non-assessable. CyberGuard will reserve for issuance a sufficient number of shares of CyberGuard Common Stock for the exercise of the Substitute Options and such CyberGuard Common Stock will, when issued, be duly and validly authorized, issued and outstanding, fully paid and non-assessable. The issuance of CyberGuard Common Stock in the Merger and upon exercise of the Substitute Options will be made in accordance with all applicable securities laws.

         3.7 PREEMPTIVE RIGHTS. The CyberGuard Common Stock is not subject to any statutory or contractual preemptive rights.

         3.8 PROXY STATEMENT. None of the information supplied or to be supplied by CyberGuard for inclusion in the Proxy Statement will, at the dates mailed to ARCA's shareholders or at the time of any meeting of ARCA's shareholders to be held in connection with the Merger (subject, if required, to a reasonable period of time for the parties hereto to take such action as is necessary to supplement or amend the same), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation is made by CyberGuard with respect to statements made therein based on information supplied by ARCA or its shareholders for inclusion in the Proxy Statement.

         3.9 BROKER AND FINDERS. Neither CyberGuard nor any of its Subsidiaries and, to the best of their knowledge, no shareholder of CyberGuard has, employed any financial advisor, broker or finder and none of them have incurred nor will incur any broker's, finder's or similar fees, commissions or broker's or finder's expenses in connection with the transactions contemplated by this Agreement.

         3.10 TAX MATTERS. CyberGuard has no present plan or intention following the Merger to cause the Surviving Corporation to issue additional shares of stock that would result in CyberGuard losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code. CyberGuard has no present plan or intention following the Merger to reacquire any of its shares issued in the transaction. CyberGuard has no present plan or intention following the Merger to liquidate the Surviving Corporation, merge the Surviving Corporation with or into another corporation, sell or otherwise dispose of the stock of the Surviving Corporation or cause the Surviving Corporation to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business. Following the Merger, CyberGuard will cause the Surviving Corporation to continue its historic business or use a significant portion of its business assets in a business. CyberGuard is not an investment company as defined in Sections 368(a)(2)(F)(iii) and 368(a)(2)(F)(iv) of the Code. CyberGuard has no knowledge of any reason or facts or circumstances why the Merger would fail to qualify as a tax-free reorganization under Section 368 of the Code.

         3.11 POOLING OF INTERESTS. As of the date of this Agreement, to CyberGuard's best knowledge, there are no facts or circumstances relating specifically to CyberGuard or the structure of this transaction which would disqualify CyberGuard's acquisition of ARCA pursuant to this Agreement for pooling-of-interests accounting treatment and to the actual knowledge (without any investigation) of CyberGuard, there are no facts or circumstances relating specifically to ARCA which would disqualify CyberGuard's acquisition of ARCA pursuant to this Agreement for pooling-of-interests treatment.

         3.12 CONFIDENTIALITY AND INSIDER TRADING AGREEMENTS. The confidentiality and works for hire and insider trading agreements described in
Section 5.15 hereto (or substantially similar agreements) have been signed by all employees of CyberGuard who hold positions that are similar in rank or level of responsibility to the positions to be held after the Effective Time by those ARCA employees who are being asked to sign such agreements.

         3.13 DISCLOSURE. No representation or warranty of CyberGuard herein (including the exhibits and schedules hereto), and no certificate or affidavit furnished or to be furnished by or on behalf of CyberGuard to ARCA or its Shareholders or their agents, contains or will, at the time it is made, contain any untrue statement of a material fact or omits or will, at the time it is made, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading, in light of the circumstances under which they were made.

                                   ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF ARCA AND THE PARTY SHAREHOLDERS

         A. In order to induce CyberGuard and Acquisition to enter into this Agreement and to consummate the transactions contemplated hereby, ARCA hereby represents and warrants to CyberGuard and Acquisition as follows:

         4.1 ORGANIZATION, STANDING AND POWER. ARCA is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         4.2 AUTHORITY; LEGAL, VALID AND BINDING AGREEMENT. ARCA has full and unrestricted right, power and authority to enter into and consummate the transactions contemplated hereby. To ARCA' s knowledge, each of the shareholders and option holders of ARCA resides in the state set forth opposite such Person's name on SCHEDULE 4.2 hereof. This Agreement and all other agreements executed by ARCA in connection with any of the transactions contemplated hereunder constitute the legal, valid and binding obligations of ARCA, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and general principles of equity. The execution, delivery and performance of this Agreement by ARCA and the consummation by it of the transactions contemplated hereby have been duly and effectively authorized by all requisite corporate action on the part of ARCA, subject to the receipt of requisite approval of the Shareholders of ARCA. A vote in favor of the Merger by each of the shares of ARCA Common Stock and ARCA Preferred Stock held by the holders of ARCA Common Stock and ARCA Preferred Stock("ARCA MAJORITY SHAREHOLDERS") listed on SCHEDULE 4.2 would be sufficient for shareholder approval of the Merger on behalf of ARCA. Each of the ARCA Majority Shareholders has executed a voting agreement, substantially in the form of EXHIBIT B. To ARCA's knowledge, such voting agreements constitute valid and binding obligations of the ARCA Majority Shareholders, enforceable against them in accordance with their terms.

         4.3 AUTHORITY TO DO BUSINESS. ARCA has all requisite power and authority to own and operate its properties and to conduct its business in the manner and in the jurisdictions where now conducted. SCHEDULE 4.3 sets forth (i) those jurisdictions in which ARCA owns or leases properties and (ii) all jurisdictions in which ARCA is qualified to do business. ARCA is duly qualified to do business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on ARCA.

         4.4 ARTICLES OF INCORPORATION, BYLAWS AND MINUTE BOOKS. A true and complete copy of the Articles or Certificate of Incorporation (as amended and in effect), Bylaws (as amended and in effect) and minute books of ARCA have been delivered by ARCA to CyberGuard. The minute books of ARCA in the form of the copies supplied to CyberGuard have embodied therein copies of all minutes and actions by written consent which have been prepared since such entity's inception. The minutes and actions by written consent delivered to ARCA reflect all material actions taken by the Boards of Directors, any committees thereof, the incorporators or the Shareholders of ARCA since their incorporation.

         4.5 SUBSIDIARIES. ARCA has no direct or indirect equity interest by stock ownership or otherwise in any other Person nor is ARCA engaged in a partnership, joint venture or other similar arrangement (whether written or oral) with any Person.

         4.6 CAPITALIZATION. As of the date hereof, the authorized capital stock of ARCA consists of: (i) 20,000,000 shares of ARCA Common Stock, of which 3,726,667 shares are issued and outstanding; and (ii) 10,000,000 shares of ARCA Preferred Stock, of which (A) 100,000 shares have been designated ARCA Series A Preferred Stock and of which 76,130 shares of ARCA Series A Preferred Stock are issued and outstanding, and (B) 750,000 shares have been designated ARCA Series B Preferred Stock and of which 515,000 shares of ARCA Series B Preferred Stock are issued and outstanding. To ARCA's knowledge, all of the issued and outstanding shares of ARCA Common Stock and ARCA Preferred Stock are owned beneficially and of record by Persons and in the amounts set forth on SCHEDULE 4.6, free and clear of any and all liens, claims, charges, security interests, voting agreements or encumbrances of any nature whatsoever created by ARCA. As of the date hereof, ARCA has no treasury shares. All shares of ARCA's outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by ARCA from the date of its incorporation to the date hereof were issued in violation of any statutory, contractual or common law preemptive rights. There are no dividends or distributions which have accrued or been declared but are unpaid on the capital stock of ARCA. Except as set forth on SCHEDULE 4.6, ARCA has not declared or paid any dividends or distributions since December 31, 1997. All taxes (including documentary stamp taxes) required to be paid in connection with the issuance by ARCA of ARCA's capital stock have been paid. All authorizations required to be obtained from or registrations required to be effected with any Person in connection with the issuances of securities by ARCA from its date of incorporation to the date hereof have been obtained or effected and all securities of ARCA have been issued in accordance with the provisions of all applicable securities and other laws. ARCA has no equity investment in any other corporation, association, partnership, joint venture or other entity.

         4.7 RIGHTS, WARRANTS, OPTIONS. Except as set forth on SCHEDULE 4.7, ARCA has no commitment to issue or sell, has not granted, issued or entered into any rights, subscriptions, warrants, options, conversion rights or agreements of any kind ("Options") (other than this Agreement) to issue, purchase or to otherwise acquire, any shares of stock, or securities or obligations of any kind convertible or exchangeable into any shares of stock of any class of capital stock of ARCA. All outstanding Options are held by the Persons and in the amount set forth on SCHEDULE 4.7. To ARCA's knowledge, there are no Options (other than this Agreement) to purchase or to otherwise acquire, any shares of stock or other securities presently owned by any Shareholder or other equity interest holder of ARCA.

         4.8 FINANCIAL STATEMENTS. ARCA has delivered to CyberGuard true and correct copies of the Financial Statements. The Financial Statements, as of the dates thereof and for the periods covered thereby, present fairly, in all material respects, the financial position, results of operations, and cash flows of ARCA. Except as otherwise noted in SCHEDULE 4.8, the Financial Statements were prepared in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP"), except, the unaudited December 31, 1996 Financial Statements will not have notes and will be subject to normal year-end adjustments, none of which will be material. The December 31, 1997 Financial Statements and supporting schedules were audited by independent public accountants within the meaning of the rules promulgated by the Commission. ARCA's accounts receivable, as set forth in the Financial Statements, arose in the ordinary course of business, constitute valid and undisputed claims which are not subject to any counterclaims or offsets and are reasonably believed to be collectible at their recorded amounts, net of any reserves for doubtful accounts, in accordance with past practices and GAAP.

         4.9 ABSENCE OF UNDISCLOSED LIABILITIES. There is no claim, liability, commitment or obligation of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, and, to the best of ARCA's knowledge, there is no basis for assertion of any such claim, liability, commitment or obligation, which is not included, disclosed or noted in the December 31, 1997 Financial Statements (i) except for liabilities incurred since December 31, 1997 in the ordinary course of business consistent with past practice to Persons who are not, to ARCA's knowledge, Affiliates of any Party Shareholder of ARCA or any officer or director of ARCA, (ii) except for matters that would not be required to be recorded by GAAP where the claim, liability or obligation involves an amount less than $10,000, and (iii) except as set forth in SCHEDULE 4.9 hereto and as specifically cross-referenced therein.

         4.10 TITLE TO PERSONAL PROPERTY AND CONDITION OF ASSETS. ARCA has good and valid title to all personal property, as reflected on the December 31, 1997 Financial Statements (other than non-material property and inventory disposed of in the ordinary course of business consistent with past practices to Persons who are not Affiliates of ARCA and other than changes in ARCA's cash balances) and to each item of personal property acquired since December 31, 1997, free and clear of any security interests, liens, claims, charges or encumbrances whatsoever, except for liens for Taxes not yet due and payable, statutory non-material mechanics and materialmen's liens and except as set forth in
SCHEDULE 4.10 hereto. SCHEDULE 4.10 hereto contains a true and complete list of each item of tangible personal property presently owned by ARCA having a value in excess of $5,000. All equipment, machinery, fixtures and other personal property owned or utilized by ARCA are in good operating condition taken as a whole and in a good state of maintenance and repair, ordinary wear and tear excepted, and are adequate for the conduct of their business as previously conducted. Except for the leasehold interests and other leased properties specifically identified in either SCHEDULE 4.10 OR 4.11 hereto and software or other intellectual property subject to a license in favor of ARCA, there are no assets owned by any third party which are used by ARCA in the operations of its business as presently conducted or proposed to be conducted.

         4.11 REAL PROPERTY.

                  (a) ARCA owns no real property.

                  (b) SCHEDULE 4.11 hereto sets forth a list of all of ARCA's real property leases, true and complete copies of which have been provided or made available to CyberGuard. No notice of violation of any ordinance or administrative regulation (including any zoning or building law) has been received by ARCA with respect to any real property leased by ARCA. The property leased by ARCA is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used. To ARCA's knowledge, neither the whole nor any portion of such real property is being condemned or otherwise taken by any public authority, nor is any such condemnation or taking to ARCA's knowledge threatened or contemplated.

         4.12 INSURANCE. SCHEDULE 4.12 hereto sets forth a true and complete list of all insurance policies providing insurance coverage of any nature to ARCA. Since January 1, 1996, timely notice of all material claims has been given under all such policies. All premiums and other charges under such policies have been timely paid. ARCA is not in default under any such policy. ARCA is in material compliance with all such policies. Except as set forth on SCHEDULE 4.12 hereto, to ARCA's knowledge, ARCA has insurance policies of the type and in amounts customarily carried by Persons conducting similar businesses. Such insurance policies are sufficient in all material respects for compliance with all requirements of law and all agreements to which ARCA is a party or by which any of its assets are bound. During the last five years, ARCA has not been refused insurance by any insurance carrier to which it has applied for insurance. Except as set forth in SCHEDULE 4.12, no claims involving an amount in excess of $10,000 have been asserted under any of the foregoing insurance policies in the five years preceding the date of this Agreement.

         4.13 LABOR RELATIONS. ARCA is not a party to or otherwise bound by any labor or collective bargaining agreement and to ARCA's knowledge there have been no attempts to organize a labor union with respect to any employees of ARCA. Except as noted on SCHEDULE 4.13 hereto, to ARCA's knowledge no unfair labor practice complaints have been filed against ARCA with any governmental or regulatory agency, and ARCA has not received any notice or communication reflecting an intention or threat to file any such complaint. No Person has notified ARCA of any claim, and to ARCA's knowledge, there is no basis for any claim, against ARCA arising out of any statute, ordinance or regulation relating to discrimination with respect to employees or employment practices. There is no strike, work stoppage or labor disturbance pending or, to ARCA's knowledge, threatened that involves any group of employees of ARCA. Except as set forth on
SCHEDULE 4.13 hereto and except as otherwise required by law, the terms of employment or engagement of all employees, agents, consultants and professional advisors of ARCA are such that their employment or engagement may be terminated by not more than two weeks' notice given at any time without liability for payment of compensation or damages and ARCA has not entered into any agreement or arrangement for the management of its business or any part thereof other than with its directors or employees. Except as set forth on SCHEDULE 4.13, no consultant, employee or agent of ARCA has terminated his or her employment or business relationship with ARCA since December 31, 1997, except for consultants, employees or agents who have not received compensation of $25,000 or more from ARCA in any calendar year; and ARCA has no knowledge that any such consultant, employee or agent presently intends to so terminate or materially alter his or her relationship with ARCA.

         4.14 LICENSES. ARCA has all material licenses, franchises, approvals, certificates, permits, planning permissions and authorizations (a "LICENSE") of any Person necessary for the conduct of its trade or business and all Licenses are presently in full force and effect and no action or claim is pending, and no notice of any such claim or action has been received which threatens to revoke, vary, modify or terminate any License or declare any License invalid in any respect. ARCA is being operated in material compliance with all Licenses. A true and complete list of all Licenses is set forth on SCHEDULE 4.14 hereto. Neither the execution, delivery nor performance of this Agreement shall adversely affect the status of any License nor permit such License to be terminated whether or not following the giving of notice or making of payment.

         4.15 PROPRIETARY RIGHTS. SCHEDULE 4.15 hereto sets forth a true and complete list of all patents, patent rights, trademarks, trade names, service marks, brands and registered copyrights (or pending registrations and applications therefor) owned or used by ARCA (all such items together with each invention, protocol, formula, software, trade secret, technology, product composition, method or process including, but not limited to, the protocol analyzer, owned or used by ARCA being hereinafter referred to as "INTANGIBLE PROPERTY"), other than commercially available software programs generally available to the public. ARCA owns the entire right, title and interest in and to, or is licensed to use, the Intangible Property, free and clear of any claim or conflict with the rights of others and no royalties, honorariums or fees are payable by ARCA to any Person by reason of the ownership or use of the Intangible Property. ARCA has no knowledge of any act or failure to act by ARCA or any of its employees, duly authorized attorneys or agents during the prosecution or registration of, or any other proceeding relating to any of the Intangible Property or of any other fact, which could make invalid or unenforceable, or negate the right to issuance of any of the Intangible Property. The consummation of the transactions contemplated hereby will not alter or impair any of the Intangible Property or the Surviving Corporation's ability to use any such Intangible Property on the same terms and basis as heretofore used by ARCA. Except as set forth in SCHEDULE 4.15, no interest in any Intangible Property has been assigned, transferred, licensed or sublicensed by ARCA to third parties and there is not and, to ARCA's knowledge, has not been any infringement or asserted infringement by ARCA of any foreign or domestic patents, patent rights, trademarks, trade names, service marks, copyrights or applications therefor of another. No claim is pending by ARCA against others to the effect that the present or past operations of such parties infringe upon or conflict with the rights of ARCA and, to ARCA's knowledge, no grounds for such action exists. ARCA knows of no pending or threatened cancellation or revocation of any agreement granting to ARCA rights relating to any Intangible Property. ARCA has not received any notice that any claim is pending that the operation by ARCA of its businesses or the manufacture or sale of any of its products or the provision of its services, or any formula, method, process, part or material employed by it in connection therewith, infringes or conflicts in any way upon any rights of the type enumerated above owned by others. Each confidentiality or secrecy agreement obtained by ARCA with respect to any of the Intangible Property, is in full force and effect and ARCA is not, and to ARCA's knowledge, no other party to any such agreement is in default thereunder.

         4.16 MAJOR CUSTOMERS AND SUPPLIERS. SCHEDULE 4.16 hereto sets forth a true and complete list of all of the customers and suppliers of ARCA which, during either of the fiscal years ended December 31, 1996 or December 31, 1997, received from or paid to ARCA $50,000 or more (in cash or in kind); and such schedule sets forth with respect to each, the name and address and dollar volume involved. Except as otherwise indicated on SCHEDULE 4.16, no customer or supplier of ARCA listed on SCHEDULE 4.16 has (i) canceled, suspended or otherwise terminated its relationship with it (except for expiration in the ordinary course of business), or (ii) advised ARCA, any executive officer or director of ARCA of its intent to cancel, suspend or otherwise terminate such relationship (except for expiration in the ordinary course of business), or to materially decrease its services or supplies of products to ARCA or its purchases from ARCA (except in the case of relationships which expire in the ordinary course of business) or to materially increase the price or change the terms on which it supplies or purchases services or products to or of ARCA, or to materially decrease the price or change the terms on which it purchases services or products from ARCA. ARCA has no knowledge that "current customers or suppliers" (as defined below) could reasonably be expected to terminate or decrease or adversely modify its business relationship with ARCA by reason of the transactions contemplated hereby. "Current customers or suppliers" means the customers and suppliers listed on SCHEDULE 4.16.

         4.17 LITIGATION. Except as set forth in SCHEDULE 4.17 hereto, there are no actions, suits, proceedings or investigations pending, or to ARCA's knowledge, directly or indirectly threatened, nor has any notice of such items been received by ARCA, in any court or before any governmental agency or instrumentality against or materially affecting ARCA or, to its knowledge, any of its officers or directors nor, to its knowledge, has any such action, suit, proceeding or investigation been pending during the five-year period preceding the date hereof, nor have any such actions, suits, proceedings or investigations been settled by ARCA and/or adjudicated for an aggregate amount of $10,000 or more during the past five years; PROVIDED, HOWEVER, that the foregoing shall not require disclosure of actions, suits or investigations relating to officers or directors which are wholly unrelated to ARCA. Except as set forth in SCHEDULE
4.17 hereto, ARCA has no knowledge of any facts which could result in any such action, suit, proceeding or investigation. ARCA is not in default with respect to any order, writ, injunction or decree of any court, agency or instrumentality. To the knowledge of ARCA, there are no actions, suits, proceedings or investigations pending or threatened in any court or before any governmental agency or instrumentality affecting any outstanding securities of ARCA which could prevent, delay or hinder the consummation of the transactions contemplated hereby. ARCA has no knowledge of any facts which could reasonably result in any such action, suit, proceeding or investigation.

         4.18 NO VIOLATION OR CONFLICT. Except as set forth on SCHEDULE 4.18, the execution, delivery and performance of this Agreement by ARCA and the consummation by it of the transactions contemplated hereby, and compliance by them with the provisions hereof, (i) do not and will not violate or conflict with any provision of law or regulation, or any writ, order or decree of any court, governmental or regulatory authority or agency, or any term or provision of ARCA's Articles of Incorporation or Bylaws, (ii) do not and will not, with or without the passage of time or the giving of notice, or both, create any right on the part of any party to any material instrument or Material Agreement to which ARCA is a party, to unilaterally modify, amend or terminate any such material instrument or Material Agreement and (iii) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default or require any consent or notice under, or result in the creation of any lien, charge or encumbrance upon any property or assets (including, without limitation, Intangible Property) of ARCA pursuant to, any material instrument or

Material Agreement to which ARCA is a party or by which ARCA or any of its properties are bound or affected.

         4.19 TRANSACTIONS WITH AFFILIATES. Except as set forth in SCHEDULE 4.19, there are no, and since December 31, 1997 there have been no, contracts, agreements or arrangements of any kind (including, but not limited to those relating to, the sharing of overhead, intercompany loans, the furnishing of services and the lease of facilities) between any Affiliate of ARCA, on the one hand, and ARCA, on the other hand. Without limiting the generality of the foregoing, except as set forth on SCHEDULE 4.19, (i) no Affiliate of ARCA has any interest in any property (real or personal, tangible or intangible, or otherwise) used in ARCA's business, (ii) ARCA has no indebtedness to any shareholder, officer or director or any of their Affiliates and (iii) ARCA is not owed any indebtedness by any shareholder, officer or director or any of other Affiliates.

         4.20 LIST OF ACCOUNTS. SCHEDULE 4.20 hereto contains a list (including account numbers, where applicable) of (i) all banks and other institutions in which ARCA has an account or safe deposit box and of all cash management, money market and similar accounts of ARCA and the addresses of all such institutions and names and telephone numbers of the contact persons at such institutions and
(ii) the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

         4.21 LIST OF PERSONNEL. SCHEDULE 4.21 hereto contains: the names of all incumbent directors and officers of ARCA; the names, job designations and annual compensation of all Persons who have been employees or consultants of ARCA since December 31, 1996; a detailed itemization of all accrued but unpaid benefits, emoluments, bonuses, sums or amounts of any nature whatsoever (other than salaries accrued since the end of the last payroll period) which are or may become due to any such employee or consultant in connection with services rendered prior to the date hereof, including, but not limited to, accrued vacation and sick leave; and a true and complete list of all employee policies, employee benefit manuals or other manuals including employee work rules or policies, vacation policies, sick leave policies, compensation plans, and any other employee benefit policies or benefit plans currently in effect for ARCA.
SCHEDULE 4.21 further sets forth any contracts or arrangements with any director, officer, consultant or employee which provides for payments to be made to such party in connection with the termination of any office or employment or retention of such Person. Except as set forth in SCHEDULE 4.21, since December 31, 1997, ARCA has not paid or given any increase in or improvement to the benefits of any nature of or any bonus or compensation to any of its directors, officers, consultants or employees, and ARCA is not under any obligation to increase or improve any such benefits or bonuses or compensation with or without retrospective operation, except for increased sales commissions paid or payable to any individual resulting solely from, and directly correlated with, increased sales by such individual. Except as disclosed in SCHEDULE 4.21, there are no amounts which are or may become due or owing to any employee or consultant of ARCA for any accrued benefit, emolument, bonus, sum or amount, including without limitation, amounts due for accrued vacation or sick leave, except for salaries accrued since the end of the last payroll period.

         4.22 GUARANTIES. Except as disclosed on SCHEDULE 4.22, ARCA has not guaranteed any obligation or indebtedness of any Person or granted any power of attorney, and no Person has guaranteed any obligation or indebtedness of ARCA or granted it a power of authority.

         4.23 YEAR 2000 COMPLIANCE. Except as set forth on SCHEDULE 4.23, ARCA has no contractual obligations with any of its customers or any other Person which requires ARCA to be Year 2000 compliant. In the event ARCA is required to be Year 2000 compliant, ARCA has taken all necessary steps to comply with the requirements and terms of its contracts.

         4.24 EMPLOYEE BENEFIT PLANS. SCHEDULE 4.24 sets forth a complete list of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, profit sharing, savings, medical, disability, hospitalization, insurance, deferred compensation, bonus, incentive, welfare or any other employee benefit plan, policy, agreement, commitment, arrangement or practice currently or previously maintained by ARCA for any of directors, officers, consultants, employees or former employees of ARCA (the "ARCA PLANS"). SCHEDULE 4.24 also identifies each ARCA Plan which constitutes an "employee pension benefit plan" ("PENSION PLAN") or an "employee welfare benefit plan" ("WELFARE PLAN"), as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). None of the ARCA Plans is a "multiemployer plan," as such term is defined in ERISA, or is subject to Title IV of ERISA. ARCA has delivered or made available to CyberGuard true and complete copies of the following for each ARCA Plan, if applicable: (i) the Plan document; (ii) summary plan description of the ARCA Plan; (iii) the trust agreement, insurance policy or other instrument relating to the funding of the ARCA Plan; (iv) the most recent Annual Report (Form 5500 series) and accompanying schedules filed with the IRS or Department of Labor with respect to the ARCA Plan; (v) the most recent audited financial statement for the ARCA Plan; and (vi) the most recent determination letter issued by the IRS with respect that to the ARCA Plan that is intended to qualify under Section 401(a) of the Code.

         Each Pension Plan has been determined by the IRS to be qualified under
Section 401(a) of the Code, and each such Plan remains so qualified; and to ARCA's knowledge, no facts or circumstances exist which could result in the revocation of such qualification. Each Welfare Plan which is intended to meet the requirements for tax-favored treatment under the Code to ARCA's knowledge meets such requirements. Each ARCA Plan has been administered in all material respects in accordance with its terms and the Code, and each Pension Plan and Welfare Plan has been administered in all material respects in accordance with ERISA. No facts or circumstances exist which might give rise to any material liability with respect to any ARCA Plan, to CyberGuard, ARCA, Acquisition or any of their Subsidiaries or to any other Person. ARCA has paid all amounts required under applicable law, any Pension Plan and any Welfare Plan to be paid as a contribution to each Pension Plan and Welfare Plan through the date hereof. ARCA has set aside adequate reserves to meet contributions which are not yet due under any Pension Plan or Welfare Plan. Neither ARCA, nor any other Person has engaged in any transaction or taken any other action with respect to any ARCA Plan which would subject ARCA, CyberGuard, Acquisition or any of their Subsidiaries or any other Person to: (A) any tax, penalty or liability for prohibited transactions under ERISA or the Code; (B) any tax under Code Sections 4971, 4972, 4976, 4977 or 4979; or (C) a penalty under ERISA Sections 502(c) or 502(l). ARCA, to the extent it is a fiduciary with respect to any Pension Plan or Welfare Plan, has not breached any of its responsibilities or obligations imposed upon fiduciaries under ERISA or the Code or which could result in any material claim being made under, by or on behalf of any Pension Plan or Welfare Plan or any participant or beneficiary thereof other than benefit claims in the ordinary course of business. Each Welfare Plan which is a group health plan within the meaning of Code Section 5000(b)(1) complies with and in each and every case has complied with the applicable requirements of Code Section 4980B and Part 6 of Title I of ERISA. Except as set forth in SCHEDULE 4.24, no ARCA Plan, other than an ARCA Plan which is an employee pension benefit plan (within the meaning of Section 3(2)(A) of ERISA), provides benefits, including without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of ARCA beyond their retirement or other termination of service with ARCA, other than coverage mandated by applicable law.

         4.25 CONSENT OR APPROVAL OF GOVERNMENTAL AUTHORITIES. Except as set forth on SCHEDULE 4.25, no consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or administrative agency is required in connection with the execution, delivery or performance by ARCA of this Agreement or any agreement, instrument or document contemplated hereby or the consummation by ARCA of the transactions contemplated hereby and thereby.

         4.26 ABSENCE OF MATERIAL ADVERSE CHANGES. Except as set forth in
SCHEDULE 4.26, since December 31, 1997: (A) ARCA has conducted its business in the ordinary and usual course; (B) there has been no Material Adverse Effect with respect to ARCA; and (C) ARCA has not engaged or agreed to engage in any of the actions enumerated in the second sentence of SECTION 5.1.

         4.27 TAXES. Except as set forth in SCHEDULE 4.27: (A) there have been timely filed (and shall timely be filed prior to the Effective Time) all returns and reports with respect to ARCA required to be filed with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of ARCA; (B) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or shall be paid (prior to the Effective Time), and all such returns or reports accurately reflect the proper amount of Taxes payable for the applicable periods; (C) no deficiency for any Tax has been asserted or assessed by a taxing authority against or with respect to ARCA; (D) ARCA has provided adequate reserves in its Financial Statements for any Taxes that have not been paid, whether or not shown as being due on any returns; (E) the income tax returns of ARCA have never been audited; and (F) ARCA has not waived any restrictions on assessment or collection of Taxes or consented to the extension of any statute of limitations relating to Taxes. As used in this Agreement, "TAXES" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

         4.28 MATERIAL AGREEMENTS. SCHEDULE 4.28 sets forth a list of all written and oral agreements, leases (whether capitalized or otherwise), arrangements or commitments to which either ARCA is a party or by which it or any of the assets it owns, leases or utilizes is bound which are expected to result in the receipt or payment of $10,000 or more (in cash or in kind) by ARCA or which are material to the financial position, results of operations or prospects of ARCA on a consolidated basis or to the ability of ARCA to consummate the transactions contemplated hereby (the "MATERIAL AGREEMENTS"). ARCA has furnished CyberGuard with true and complete copies of all Material Agreements. The Material Agreements are each in full force and effect and are the valid and legally binding obligations of ARCA and to ARCA's knowledge, are valid and binding obligations of the other parties thereto; and ARCA is not in breach of any Material Agreement. Except as set forth on SCHEDULE 4.28, ARCA has no: (A) agreement, contract or commitment which requires the making of any charitable contributions; (B) material agreement, contract or commitment which is not terminable without penalty, liability or premium upon notice of 30 days or less; (C) agreement, contract or commitment containing any severance provisions, or any employment, consulting or similar agreement, contract or commitment; (D) outstanding obligation for borrowed money; (E) outstanding loan or advance to any Person; (F) power of attorney outstanding; (G) agreement, contract or commitment relating to joint ventures, partnerships, debt or equity investments; (H) agreements, contracts or commitments relating to non-competition or employee non-disclosure, or non-solicitation or other similar restrictive covenants; (I) agreements, contracts or commitments relating to the registration of any of ARCA's securities; and (J) agreement, contract or commitment relating to the voting or other rights with respect to any securities of ARCA.

         4.29 COMPLIANCE; GOVERNMENT AUTHORIZATION. ARCA (and the properties used by it) is in material compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other legal requirements applicable to it, its properties or its operations. ARCA has furnished CyberGuard with true and correct copies of all correspondence from governmental authorities asserting that ARCA is not or was not in material compliance with any laws, ordinances, regulations, judgments, rulings, orders or other requirements. All material deficiencies noted in any such report furnished to CyberGuard in accordance with this SECTION 4.29 have been corrected. There is no existing governmental or judicial order or decree directed expressly at ARCA or its assets. ARCA is, and during the past five years has been, in material compliance with all defense contract accounting standards and all related and similar standards, laws, rules, regulations, guidelines and the like. A list of all material investigations, proceedings, actions, notices, reports, assessments and correspondence or other communications from or to any governmental entity during the past five years with respect to defense contract accounting standards is set forth on SCHEDULE
4.29. Except as set forth on SCHEDULE 4.29, no material deficiency has been asserted against ARCA with respect to the foregoing matters, and each such deficiency has been corrected without cost or adverse impact to ARCA.

         4.30 BROKERS AND FINDERS. ARCA has not employed any financial advisor, broker or finder and it has not incurred nor will incur any broker's, finder's or similar fees, commissions or broker's or finder's expenses in connection with the transactions contemplated by this Agreement.

         4.31 PROXY STATEMENT. None of the information contained or incorporated by reference in the Proxy Statement will at the dates mailed to ARCA's Shareholders and at the times of any meetings of ARCA's Shareholders to be held in connection with the Merger (subject, if required, to a reasonable period of time for the parties hereto to take such action as is necessary to supplement or amend the same), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation has been made by ARCA with respect to information supplied or to be supplied by CyberGuard for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement, including any amendments thereto, will comply with and be distributed to ARCA's Shareholders in accordance with ARCA's charter and bylaws and all applicable laws and regulations, and will be distributed in every instance with a copy of the CyberGuard Disclosure Materials.

         4.32 NO PRIOR AGREEMENT. To ARCA's knowledge, there is no written or oral agreement or understanding with respect to the disposition of any securities of ARCA owned by any of the Party Shareholders, any portion thereof, or any rights attendant or relating thereto, other than this Agreement.

         4.33 ENVIRONMENTAL MATTERS.

                  (a) DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings: (A) "HAZARDOUS SUBSTANCES" means: (i) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Toxic Substances Control Act and the Clean Air Act; (ii) petroleum and petroleum products, byproducts and breakdown products including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls; (v) any other chemicals, materials or substances defined or regulated as toxic or hazardous or as a pollutant or contaminant or as a waste under any applicable Environmental Law; and (vi) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (B) "ENVIRONMENTAL LAWS" means any federal, state, foreign, or local law, rule or regulation, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances or (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances.

                  (b) ENVIRONMENTAL STATUS. Except as described in SCHEDULE 4.33 hereto: (A) ARCA is and has been in compliance with all applicable Environmental Laws; (B) ARCA has obtained all permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws ("ENVIRONMENTAL PERMITS") and is and has been in compliance with their requirements; (C) such Environmental Permits do not, in connection with the Merger, require the consent or approval of, or any filing with or notice to, any governmental authority; (D) to ARCA's knowledge, there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Substances are being or have been treated, stored or disposed of on any leased real property; (E) to ARCA's knowledge, there is no asbestos or asbestos- containing material on any leased real property in violation of applicable Environmental Laws; (F) ARCA has not released, discharged or disposed of Hazardous Substances except in compliance with Environmental Laws at any real property owned by any third party or any real property leased; (G) ARCA is not undertaking, and has not completed, any investigation or assessment or remedial or response action relating to any such release, discharge or disposal of or contamination with Hazardous Substances at any site, location or operation, either voluntarily or pursuant to the order of any governmental authority or the requirements of any Environmental Law; and (H) there are no past or pending or, to the knowledge of ARCA, threatened actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to Environmental Laws, any Environmental Permits or any Hazardous Substances against ARCA which is outstanding or has been outstanding during the past two years, and to ARCA's knowledge, there are no circumstances that could be expected to form the basis for any of the foregoing. ARCA has made available to CyberGuard copies of any environmental reports, studies or analyses in its possession relating to owned or leased real property or the operations of ARCA.

         4.34 REORGANIZATION. ARCA has no knowledge of any reason or facts or circumstances why the Merger would fail to qualify as a tax-free reorganization under Section 368 of the Code.

         4.35 PROPOSALS. SCHEDULE 4.35 sets forth a list of all written and oral proposals and offers pursuant to which, during the past 180 days, ARCA has proposed or offered to provide services and which remain open for possible acceptance. ARCA has furnished CyberGuard with true and correct copies of all of such proposals and offers.

         4.36 GOVERNMENT CONTRACTS AND AUDITS. Since December 31, 1997, ARCA has not experienced a decrease in Independent Research And Development (IRAD or similar items) or IRAD funding (or commitments for the same) from any governmental entity. To ARCA's knowledge, the execution, delivery and performance of this Agreement and the transactions contemplated in connection herewith will not cause or result in any decrease in the number or dollar volume of government contracts or subsidies, otherwise adversely affect ARCA's business relationship with, and prospects for continued business with, any governmental entity, or adversely affect any status, qualification or other standard which ARCA currently enjoys.

         4.37 POOLING-OF-INTERESTS. As of the date of this Agreement, to ARCA's knowledge, it has not taken or agreed to take any action which would, to ARCA's knowledge, disqualify CyberGuard's acquisition of ARCA pursuant to this Agreement for pooling-of-interests accounting treatment.

         4.38 LOANS. As of the date hereof, ARCA's existing bank, shareholder loans or any other loans identified on Schedule 4.38 hereto (the "Loans") do not exceed $610,000 (the "Loan Amount").

         4.39 DISCLOSURE. No representation or warranty of ARCA herein (including the exhibits and schedules hereto), and no certificate or affidavit furnished or to be furnished by or on behalf of ARCA to CyberGuard or its agents, contains or will, at the time it is made, contain any untrue statement of a material fact or omits or will, at the time it is made, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading, in light of the circumstances under which they were made.

         B. In order to induce CyberGuard and Acquisition to enter into this Agreement and to consummate the transactions contemplated hereby, each Party Shareholder hereby severally represents and warrants to CyberGuard and Acquisition with respect to such Party Shareholder as follows:

         4.1B AUTHORITY; LEGAL, VALID AND BINDING AGREEMENT. Such Party Shareholder has full and unrestricted right, power and authority to enter into and consummate the transactions contemplated hereby. This Agreement and all other agreements executed by such Party Shareholder in connection with any of the transactions contemplated hereunder constitutes the legal, valid and binding obligations of such party, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and general principles of equity. Such Party Shareholder has executed a voting agreement, substantially in the form of EXHIBIT B.

         4.2B CAPITALIZATION. Such Party Shareholder owns ARCA Common Stock, ARCA Preferred Stock and options to acquire the same as described on SCHEDULE 4.6, free and clear of any and all liens, claims, charges, security interests, voting agreements or encumbrances of any nature whatsoever.

         4.3B LITIGATION. Except as set forth in SCHEDULE 4.17 hereto, such Party Shareholder has not received any notice of any actions, suits, proceedings or investigations pending, or directly or indirectly threatened, in any court or before any governmental agency or instrumentality against or affecting ARCA or any of its officers or directors nor has such Party Shareholder received any notice that any such action, suit, proceeding or investigation has been pending during the five-year period preceding the date hereof, nor has he received any notice that any such actions, suits, proceedings or investigations have been settled by ARCA and/or adjudicated for an aggregate amount of $10,000 or more during the past five years; PROVIDED, HOWEVER, that the foregoing shall not require disclosure of actions, suits or investigations relating to officers or directors which are wholly unrelated to ARCA; PROVIDED, HOWEVER, that, notwithstanding the immediately preceding proviso, the foregoing shall require disclosure of all actions, suits, proceedings and investigations relating to each of Wilson, Weidner and Bauer except as set forth in SCHEDULE 4.17 or disclosed to CyberGuard in writing.

         4.4B NO VIOLATION OR CONFLICT. Except as set forth on SCHEDULE 4.18, the execution, delivery and performance of this Agreement by such Party Shareholder and the consummation by him of the transactions contemplated hereby, and compliance by such Party Shareholder with the provisions hereof, (i) do not and will not violate or conflict with any provision of law or regulation, or any writ, order or decree of any court, governmental or regulatory authority or agency, or any term or provision of ARCA's Articles of Incorporation or Bylaws,
(ii) do not and will not, with or without the passage of time or the giving of notice, or both, create any right on the part of any party to any material instrument or Material Agreement to which ARCA is a party, to unilaterally modify, amend or terminate any such material instrument or Material Agreement and (iii) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default or require any consent or notice under, or result in the creation of any lien, charge or encumbrance upon any property or assets (including, without limitation, Intangible Property) of ARCA pursuant to, any material instrument or Material Agreement to which ARCA is a party or by which ARCA or any of its properties are bound or affected.

         4.5B CONSENT OR APPROVAL OF GOVERNMENTAL AUTHORITIES. Except as set forth on SCHEDULE 4.25, no consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or administrative agency is required in connection with the execution, delivery or performance by such Party Shareholder of this Agreement or any agreement, instrument or document contemplated hereby or the consummation by such Party Shareholder of the transactions contemplated hereby and thereby.

         4.6B BROKERS AND FINDERS. Such Party Shareholder has not employed any financial advisor, broker or finder and has not incurred nor will incur any broker's, finder's or similar fees, commissions or broker's or finder's expenses in connection with the transactions contemplated by this Agreement.

         4.7B NO PRIOR AGREEMENT. There is no written or oral agreement or understanding with respect to the disposition of any securities of ARCA owned by such Party Shareholder, any portion thereof, or any rights attendant or relating thereto, other than this Agreement.

         4.8B DISCLOSURE. No representation or warranty of such Party Shareholder herein (including the exhibits and schedules hereto), and no certificate or affidavit furnished or to be furnished by or on behalf of such Party Shareholder to CyberGuard or its agents, contains or will, at the time it is made, contain any untrue statement of a material fact or omits or will, at the time it is made, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading, in light of the circumstances under which they were made.

                                    ARTICLE V

                                    COVENANTS

         During the period from the date of this Agreement to the Closing Date, ARCA agrees to perform all of ARCA's covenants and agreements in this Article V and CyberGuard and Acquisition agree to perform all of their covenants and agreements in this Article V, all as follows, and the Party Shareholders agree to execute all agreements or instruments referred to in Sections 5.10, 5.12 and 5.15:

         5.1 INTERIM OPERATIONS OF ARCA. ARCA shall operate its business only in the ordinary and usual course consistent with past practices, procedures and policies and shall use its commercially reasonable efforts to preserve its their business organization and material rights, franchises and licenses and the goodwill of its customers, suppliers, employees and others having business relations with them and to continuously maintain insurance coverage substantially equivalent to the insurance coverage in existence on the date hereof. In addition, without limiting the foregoing, except as may be contemplated in, or disclosed in a schedule to, this Agreement without the written consent of CyberGuard, ARCA shall not: (A) amend its Articles of Incorporation or Bylaws; (B) issue, sell or authorize for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities, or enter into any agreements or commitments of any character obligating it to issue or sell any such securities, excluding issuances of shares upon exercise of options disclosed pursuant to (and not in violation of) this Agreement; (C) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares; (D) declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock; (E) voluntarily sell, transfer, surrender, abandon or dispose of any of its assets or property rights (tangible or intangible), other than cash and non-material dispositions of other assets, in either case in the ordinary course of business consistent with past practices; (F) grant or make any mortgage or pledge or subject itself or any of its properties or assets to any lien, charge or encumbrance of any kind, except liens for taxes not currently due or liens not exceeding $20,000 in the aggregate; (G) create, incur or assume any liability or any indebtedness, except in the ordinary course of business consistent with past practices, but in no event in an aggregate amount exceeding $20,000 more than is shown on ARCA's December 31, 1997 Financial Statements, or cancel any debts or waive any claims or rights in an aggregate amount in excess of $20,000 (except for changes to the line of credit, which amount will in no event exceed $300,000); (H) make or commit to make any capital expenditures in excess of $20,000 in the aggregate; (I) grant any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any ARCA Plan or otherwise), other than merit increases to officers and employees in the ordinary course of business and consistent with past practices, but in no event to exceed $20,000 in the aggregate; (J) enter into any agreement, arrangement or commitment that, if it existed on the date hereof, would be a Material Agreement (for purposes of this subsection J only, the dollar amount in the definition of Material Agreement will be deemed to be $100,000), or amend or terminate or permit the amendment or termination of any of same or any existing Material Agreement (other than a termination by virtue of expiration in accordance with its terms), or enter into, terminate or modify any contract, agreement or arrangement with any Affiliate thereof (except to the extent expressly contemplated hereby, and except for salary and benefits described in subsection Q below); (K) alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices (including, but not limited to, those relating to amortization and depreciation) therein reflected;
(L) enter into any material commitment or transaction other than in the ordinary course of business consistent with past practices; (M) write off the value of any inventory or accounts receivable or increase the reserve for uncollectible receivables or obsolete, damaged or otherwise unsalable inventory (collectively, in excess of $25,000), except as required by GAAP or by law, or discount, factor, sell or otherwise transfer any account receivable; (N) approve any increase in the benefits payable under, or establish any new ARCA Plan; (O) take any action which could reasonably be expected to have a Material Adverse Effect on ARCA or which could reasonably be expected to materially and adversely impact employee, customer or supplier relations or hinder or delay ARCA in consummating the transactions contemplated hereby on or prior to the Termination Date, or materially reduce or downsize its operations, materially reduce its work force or eliminate any material operations; (P) make any Guaranty; (Q) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly (i) to or for the benefit of any Affiliate of ARCA (except for salary and benefits as currently in effect and except in accordance with existing agreements and arrangements which have been disclosed to ARCA by CyberGuard in writing) or (ii) to any Person, except in the ordinary course of business consistent with past practices; (R) fail to discharge its liabilities in the ordinary course of business when they become due, except for liabilities subject to a good faith dispute; (S) materially increase its level of operating expenses; or (T) agree, whether in writing or otherwise, to do any of the foregoing.

         5.2 ACCESS. ARCA shall: (A) afford to CyberGuard and its agents and representatives reasonable access to the properties, books, records and other information of ARCA, provided that such access shall be granted upon reasonable notice and at reasonable times during normal business hours and (B) furnish promptly to CyberGuard all information and documents concerning its business, assets, liabilities, properties and personnel as CyberGuard may from time to time reasonably request. CyberGuard shall: (A) afford to ARCA and its agents and representatives reasonable access to the properties, books, records and other information of CyberGuard and its Subsidiaries, provided that such access shall be granted upon reasonable notice and at reasonable times during normal business hours and (B) furnish promptly to ARCA all information and documents concerning its business, assets, liabilities, properties and personnel as ARCA may from time to time reasonably request.

         5.3 CONFIDENTIALITY. Except as otherwise required by law or in the performance of obligations under this Agreement, any nonpublic information received by a party or its advisors, agents or representatives from the other party shall be kept confidential and shall not be used or disclosed for any purpose other than in furtherance of the transactions contemplated by this Agreement. The obligation of confidentiality shall not extend to information which: (A) is or becomes generally available to the public other than as a result of a disclosure by a party in violation of this Agreement; (B) was in the lawful possession of a party prior to its receipt from the other party; or (C) becomes available to a party on a nonconfidential basis from a source other than a party to this Agreement, provided such source is not known to be in violation of a confidentiality agreement. Upon termination of this Agreement, each party shall, upon request, promptly return or destroy any confidential information received from the other party. Notwithstanding anything to the contrary set forth herein, the parties expressly consent to the disclosure of all information reasonably required to be disclosed in the Proxy Statement and the Registration Statements. The covenants of the parties contained in this SECTION 5.3 shall survive any termination of this Agreement but shall terminate at the Closing, if it occurs, with respect to information concerning ARCA.

         5.4 NOTIFICATION. ARCA and CyberGuard shall promptly notify the other in writing of the occurrence, or threatened occurrence, of: (A) any event that would constitute a breach of this Agreement by such party or could reasonably be expected to have a Material Adverse Effect on such party or materially and adversely effect its ability to consummate the transactions contemplated hereby on or prior to the Termination Date; (B) any event that would cause any representation or warranty made by such party in this Agreement to be false or misleading in any material respect (to the extent representations and warranties are by their terms qualified by materiality, they shall to that extent be true and correct in all respects after giving effect to the materiality qualification contained in such representations and warranties); (C) any other matter which occurs after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be disclosed herein; provided, however, that the delivery of any notice under this SECTION 5.4 shall not cure any breach of any provision set forth in this Agreement or otherwise limit or affect the remedies available to the party receiving such notice; (D) any notice from any governmental or regulatory authority relating to the transactions contemplated hereby; and (E) any notice or communication from any Person suggesting that any notice, consent, filing or similar item is necessary to consummate the transactions contemplated hereby. ARCA will provide to CyberGuard true and complete copies of all reports or notices to and other material communications with any governmental or regulatory authority relating to ARCA between the date of this Agreement and the Closing Date.

         5.5 CONSENT OF GOVERNMENTAL AUTHORITIES AND OTHERS. Each of ARCA and CyberGuard agrees to file, submit or request promptly after the date of this Agreement and to prosecute diligently any and all consents, approvals, authorizations, registrations, qualifications, filings, applications and notices appropriate for filing or submission to any governmental authorities, as provided in Sections 3.4 and 4.25 hereof. Each of ARCA and CyberGuard agrees to file, submit or request promptly after the date of this Agreement and to prosecute diligently and reasonably any and all consents, approvals, authorizations, registrations, qualifications, filings, applications and notices appropriate for filing or submission to any Person which are described in Sections 3.3 or 4.18 hereof. Each of ARCA and CyberGuard shall promptly make available to the other such information as each of them may reasonably request relating to its business, assets, liabilities, properties and personnel as may be required by each of them to prepare and file or submit such applications and notices and any additional information requested by any governmental authority, and shall update by amendment or supplement any such information given in writing. Each of ARCA and CyberGuard represents and warrants to the other that such information, as amended or supplemented, shall be true, correct and complete and not misleading.

         5.6 ACQUISITION PROPOSALS; NO SOLICITATION. ARCA will not and will not permit any of its directors, officers, employees, advisors or agents to, directly or indirectly: (A) solicit, initiate, facilitate, encourage or participate in any negotiations or discussions with respect to any offer or proposal to, directly or indirectly, acquire all or a substantial portion of the business or properties, or any of the capital stock or securities, of ARCA, whether by merger (other than the Merger), consolidation, strategic relationship, joint venture, partnership, share exchange, business combination, purchase of assets, lease of assets, exchange of assets, pledge of assets, other disposition of assets or otherwise, other than the issuance of capital stock pursuant to the exercise of options existing as of the date hereof and disclosed on SCHEDULE 4.7 hereto; or (B) except as required by law or in the ordinary course of business, disclose to any Person, other than CyberGuard or its agents, any information not customarily disclosed in the ordinary course concerning the business, assets, liabilities, properties and personnel of ARCA, or afford to any Person other than CyberGuard and its agents access to the properties, books or records of ARCA. If ARCA or any of its officers or directors receive or become aware of any offer or proposal, written or otherwise, of the type referred to above, ARCA shall promptly inform CyberGuard of such offer or proposal and furnish CyberGuard with a copy thereof if such offer or proposal is in writing.

         5.7 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, ARCA and CyberGuard shall use their respective commercially reasonable efforts in good faith to take or cause to be taken as promptly as practicable: (A) all reasonable actions that are within their control to cause to be fulfilled those conditions precedent to their obligations to consummate the Merger; and (B) those actions upon which the conditions precedent to the other party's obligations to consummate the Merger are dependent.

         5.8 PUBLIC ANNOUNCEMENTS. CyberGuard and Acquisition, on the one hand, and ARCA, on the other hand, will, to the extent reasonably practicable, consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

         5.9 APPROVAL BY ARCA'S SHAREHOLDERS. ARCA shall, through its Board of Directors, as soon as practicable after the date of this Agreement, either solicit the written consent of its Shareholders or call a special meeting of Shareholders, for the purpose of approving the Merger, this Agreement and the other transactions contemplated by this Agreement. ARCA, through it Board of Directors, shall recommend that ARCA's Shareholders approve the Merger, this Agreement and the other transactions contemplated by this Agreement, shall include such recommendation in the Proxy Statement, shall not amend, modify, revoke or withdraw such recommendation and shall use its commercially reasonable efforts to obtain the approval of the Merger by ARCA's Shareholders and otherwise consummate the transactions contemplated by this Agreement.

         5.10 INVESTMENT INTENT LETTERS. ARCA shall use its commercially reasonable efforts to cause each of the Shareholders to deliver to CyberGuard, prior to the Effective Time, a letter ("INVESTMENT INTENT LETTER") in the form of EXHIBIT C hereto.

         5.11 FORBEARANCE BY CYBERGUARD. Prior to the Effective Time, CyberGuard shall not make, declare or pay any extraordinary dividend or any stock split or stock dividend.

         5.12 AFFILIATES' LETTERS. SCHEDULE 5.12 sets forth a list of names and addresses of those persons who, to the best knowledge of ARCA, may be deemed Affiliates of ARCA or from whom a letter in the form of EXHIBIT D hereto (the "AFFILIATE LETTER") may be necessary in order for the Merger to qualify as a pooling-of-interests transaction. ARCA shall provide CyberGuard such information and documents as CyberGuard shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other person who becomes an Affiliate of ARCA at any time after the date hereof up to and including the time of the ARCA special meeting of Shareholders or the effectiveness of the written consents contemplated by Section 5.9 hereof, or who CyberGuard reasonably identifies (by written notice to ARCA) as being a Person who may be deemed to be an Affiliate of ARCA; PROVIDED, HOWEVER, that no Person shall be added to such list by CyberGuard if it receives, on or before the Effective Time, an opinion of counsel satisfactory to CyberGuard to the effect that such Person is not an Affiliate. ARCA shall use its commercially reasonable efforts to deliver or cause to be delivered to CyberGuard, concurrent herewith, or as promptly as practicable after the date hereof, from each of the Affiliates identified on SCHEDULE 5.12 (as the same may be supplemented as aforesaid), an Affiliate Letter.

         If an Affiliate of ARCA refuses to provide an Affiliate Letter, CyberGuard shall in lieu of receipt of such letter be entitled to place appropriate legends on the certificates evidencing the CyberGuard Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for the CyberGuard Common Stock, to the effect that the shares of the CyberGuard Common Stock received or to be received by such Affiliate pursuant to the terms of this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his interest in or risks relating to such shares of CyberGuard Common

Stock, pursuant to an effective registration statement under the 1933 Act or in accordance with the provisions of Rule 144 promulgated under the 1933 Act or pursuant to an exemption provided from registration under the 1933 Act and, in any event, only after financial results covering at least 30 days of combined operations of CyberGuard and ARCA after the Closing Date shall have been published. The foregoing restrictions on the transferability of the CyberGuard Common Stock shall apply to all purported sales, transfers and other conveyances of the shares of CyberGuard Common Stock received or to be received by such Affiliate pursuant to this Agreement and to all purported reductions in the interest in or risks relating to such shares of the CyberGuard Common Stock whether or not such Affiliate has exchanged the certificates previously evidencing such Affiliate's shares of the ARCA Common Stock or ARCA Preferred Stock for certificates evidencing the shares of CyberGuard Common Stock into which such shares of ARCA Common Stock or ARCA Preferred Stock were converted. The Proxy Statement shall disclose the foregoing in a reasonably prominent manner.

         5.13 REGISTRATION AGREEMENT. CyberGuard will, at the Effective Time, execute and deliver a registration agreement ("Registration Agreement"), substantially in the form of EXHIBIT E to the Shareholders of ARCA, which will provide, among other things, that CyberGuard will file three Registration Statements covering the resale to the public by the Shareholders of ARCA of the CyberGuard Common Stock issued to such Shareholders pursuant to the Merger, and thereafter use its best efforts to cause each Registration Statement to be declared effective as soon as practicable following the filing date and to maintain such effectiveness for a period of two years.

         5.14 PREPARATION OF PROXY STATEMENT. ARCA promptly shall prepare the Proxy Statement and mail the same to its shareholders in accordance with its charter and bylaws . CyberGuard shall cooperate with and assist ARCA in the preparation of the Proxy Statement. The Proxy Statement shall, together with the CyberGuard Disclosure Materials, constitute a disclosure document for the offer and issuance of the shares of CyberGuard Common Stock to be received by holders of ARCA Common Stock and ARCA Preferred Stock in the Merger. ARCA and CyberGuard shall each use commercially reasonable efforts to cause the Proxy Statement to comply with applicable federal and state securities law requirements. Each of ARCA and CyberGuard agrees to provide promptly to the other such information concerning its business affairs and financial statements as, in the reasonable judgment of the providing party or its counsel, may be required for inclusion in or with the Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement.

         If any event relating to CyberGuard or any of its Subsidiaries should be discovered which should be set forth in an amendment of, or a supplement to, the Proxy Statement, CyberGuard promptly shall so inform ARCA and shall furnish all necessary information to ARCA relating to such event. If any event relating to ARCA should be discovered which should be set forth in an amendment of, or a supplement to, the Proxy Statement, ARCA promptly shall so inform CyberGuard and shall furnish all necessary information to CyberGuard relating to such event. In the Proxy Statement, ARCA shall present this Agreement and the Merger for approval by the holders of ARCA Common Stock and ARCA Preferred Stock either by written consent or at the special meeting of ARCA Shareholders relating to the Merger, include the recommendation of ARCA's Board of Directors to its Shareholders that they vote in favor of the Agreement and the Merger and include any description of the availability of dissenters' rights required by applicable law. ARCA shall provide CyberGuard and its counsel with a reasonable opportunity to review, comment upon and approve the Proxy Statement. ARCA covenants to CyberGuard that it will distribute the Proxy Statement only to recipients who also receive a copy of the CyberGuard Disclosure Materials concurrently therewith and that the Proxy Statement will contain a conspicuous statement in substantially the following form:

                  THIS PROXY STATEMENT IS BEING DISTRIBUTED TOGETHER WITH THE CYBERGUARD DISCLOSURE MATERIALS IN
                  CONNECTION WITH THE MERGER DESCRIBED HEREIN. THE CYBERGUARD DISCLOSURE MATERIALS CONTAIN IMPORTANT

                  INFORMATION CONCERNING CYBERGUARD CORPORATION AND SHOULD BE READ TOGETHER WITH THIS PROXY STATEMENT PRIOR TO MAKING A DECISION TO VOTE ON THE MERGER. IF YOU HAVE RECEIVED THIS PROXY STATEMENT WITHOUT THE ACCOMPANYING CYBERGUARD DISCLOSURE MATERIALS PLEASE CONTACT ARCA SYSTEMS, INC. IMMEDIATELY AND A COPY OF SUCH MATERIALS WILL BE PROVIDED TO YOU FREE OF CHARGE.

         In addition, any form of proxy or written consent which is provided to holders of ARCA's securities for use in voting upon or consenting to this Agreement and the Merger will contain an acknowledgment that the stockholder executing the proxy has received and reviewed the CyberGuard Disclosure Materials.

         5.15 EMPLOYMENT AGREEMENTS, CONFIDENTIALITY AGREEMENTS AND INSIDER TRADING AGREEMENTS. ARCA shall cause: (i) each of the Persons listed on SCHEDULE 5.15(a) to enter into an employment agreement with ARCA, substantially in the form of EXHIBIT F, and (ii) each of the employees of ARCA to enter into a confidentiality and works for hire agreement, substantially in the form of EXHIBIT G and an insider trading agreement, substantially in the form of EXHIBIT H.

         5.16 PERSONAL GUARANTIES. On the Closing Date, CyberGuard shall obtain the release of all Shareholder personal guaranties for the Loans.

         5.17 POOLING. From and after the date of this Agreement, none of ARCA, CyberGuard and Acquisition shall take, and each of them shall use commercially reasonable efforts to cause their respective Affiliates not to take, any action that would prevent CyberGuard from treating the Merger as a pooling-of-interests for accounting purposes.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 EMPLOYEES AND BENEFIT PLANS. It is contemplated that, upon consummation of the Merger, all of the ARCA Plans will be continued by ARCA as are currently in place except to the extent prohibited by law. Thereafter, CyberGuard, in its sole discretion, will determine which of the ARCA Plans will be combined with CyberGuard's existing benefit plans and is under no obligation to maintain the ARCA Plans as they currently exist; provided, however, that to the extent CyberGuard determines to include ARCA employees in CyberGuard benefit plans, CyberGuard will use commercially reasonable efforts to give ARCA employees credit for purposes of any service requirements for participation for their period of service with ARCA prior to the Effective Time.

         6.2 INVESTIGATION; NOTICES. The representations, warranties and covenants set forth in this Agreement shall not be affected or diminished in any way by the receipt of any notice pursuant to SECTION 5.4 or by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties and covenants were made. All statements contained in this Agreement or any schedule hereto, or in any certificate or notice delivered pursuant hereto shall be deemed to be representations and warranties for purposes of this Agreement.

         6.3 SURVIVAL OF THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. All representations and warranties of the parties contained in this Agreement shall survive the execution and delivery hereof and the Closing and continue until the first anniversary of the Closing Date and shall not be affected by an examination made for or on behalf of any party to whom such representation is made or the knowledge of any of such party's officers, directors, shareholders, employees or agents; provided however, that those representations and warranties of the parties that relate to contingencies or matters that are subject to resolution through the audit process shall only survive the execution and delivery hereof and the Closing until the earlier of (i) the public issuance of the first independent audit report on CyberGuard following the Closing which covers a period of time subsequent to the Closing and (ii) the first anniversary of the Closing Date (collectively, the "Survival Date"). All covenants of the parties shall terminate as of the Effective Time, except that the agreements set forth in
Article II, Section 5.3 (Confidentiality), this Article VI and Article VIII shall survive the Closing.

         6.4 INDEMNIFICATION.

                  (a) BY THE PARTY SHAREHOLDERS; ESCROWED CONSIDERATION. Subject to the limitations set forth in SECTION 6.4(d) hereof, each Party Shareholder of ARCA severally and pro rata, in proportion to his ownership of ARCA Common Stock immediately prior to the Effective Time, agrees (and by virtue of the Merger shall have deemed to have agreed) to indemnify and hold harmless CyberGuard and its successors and assigns from, against and in respect of, the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (collectively "LOSSES") arising from, in connection with, or incident to: (i) any breach or violation of any of the representations, warranties, covenants or agreements of ARCA or any Party Shareholder contained in this Agreement or in any document or certificate delivered by ARCA or any Party Shareholder at or prior to the Closing; and (ii) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incidental to any of the foregoing. On the terms and subject to the conditions set forth in this Agreement, 10% of the CyberGuard Common Stock to be delivered by CyberGuard pursuant to the Merger, exclusive of the CyberGuard Common Stock delivered with respect to the Loans payable to Shareholders, shall be delivered at the Closing to Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., as escrow agent (the "ESCROW AGENT"), to be held and delivered in accordance with an Escrow Agreement (the "ESCROW AGREEMENT") in the form attached hereto as EXHIBIT I (the "ESCROWED CONSIDERATION"). The Escrowed Consideration represents security for the performance by the Party Shareholders of their indemnity obligations under this Agreement. The Escrow Agreement will provide for the Escrowed Consideration to be held until the Survival Date or such longer period pending resolution of any outstanding claims thereunder. The fees, costs and expenses of the Escrow Agent shall be paid by CyberGuard.

                  (b) BY CYBERGUARD. Subject to the limitations set forth in
SECTION 6.4(d) hereof, CyberGuard agrees to indemnify and hold harmless ARCA and the Shareholders of ARCA from, against and in respect of, the full amount of any and all Losses arising from, in connection with, or incident to: (i) any breach or violation of any of the representations, warranties, covenants or agreements of CyberGuard contained in this Agreement or in any document or certificate delivered by CyberGuard at or prior to the Closing; and (ii) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incidental to any of the foregoing.

                  (c) INDEMNITY PROCEDURE. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this SECTION
6.4 is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party." An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to each Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within ten (10) business days of the receipt of any written claim from any such third party, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to each Indemnifying Party; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced. The Indemnified Party shall contest and defend such claims, acting reasonably and in accordance with good faith business judgment, with counsel reasonably satisfactory to the Indemnifying Party, and shall not effect any settlement thereof without the consent of each Indemnifying Party, which consent shall not be unreasonably withheld. An

Indemnifying Party shall have the right to participate in such proceedings and to be represented by separate attorneys of its choice and at its own expense. Each Indemnified Party and Indemnifying Party agree to afford one another the opportunity to be present at, and to participate in, conferences with all Persons asserting claims for which indemnification is sought hereunder. Each Indemnified Party and Indemnifying Party shall cooperate with and assist the other to the extent lawful and reasonably possible. Each Indemnifying Party shall be kept fully informed of the defense of any such claim at all stages thereof. In the event that an Indemnified Party fails to timely and in good faith defend against any such claim, each Indemnifying Party shall, after providing three days prior written notice to the Indemnified Party, have the right, but not the obligation, to defend and settle the same. In the event that the Indemnifying Party is, directly or indirectly, conducting a defense against any such claim, the Indemnified Party shall cooperate with the Indemnifying Party in any such defense and make available to it all such witnesses, records, materials and information in its possession or under its control.

                  (d) LIMITATIONS. Except as otherwise set forth herein, no party shall have any obligation under the indemnification provisions set forth in SECTIONS 6.4(a) or 6.4(b): (i) unless notice of a claim for indemnity in respect of any matter has been given such party on or before the Survival Date and (ii) unless and until the aggregate of all claims for which CyberGuard, on the one hand, or the Party Shareholders, on the other hand, is responsible under the indemnification provisions of Sections 6.4(a) or 6.4(b), respectively, exceeds $50,000 (the "BASKET LIMITATION"); PROVIDED, HOWEVER, that if an Indemnifying Party is responsible to an Indemnified Party hereunder for an aggregate amount in excess of $50,000, the Basket Limitation shall be deemed inapplicable and the Indemnifying Party shall be responsible to the Indemnified Party for the full amount of all such claims. None of the limitations of this
Section 6.4(d)(ii) shall apply with respect to indemnification obligations of a party arising in connection with the breach of any representation, warranty or covenant set forth in Sections 4.2, 4.5, 4.6, 4.7, 4.10 (only with respect to title), 4.30, 4.33, 4.38, 4.1B, 4.2B, 4.6B, 6.5, 6.6 and 8.7 hereof and none of the limitations of this SECTION 6.4(d) shall apply with respect to any action based upon fraud of any party; and the Basket Limitation shall be inapplicable with respect to indemnification obligations of a party arising in connection with the breach of any provision of Article V. Except for any claim involving fraud, after the Effective Time the sole and exclusive remedy of CyberGuard for any breach of any representation or warranty by ARCA or any Party Shareholder in this Agreement shall be the indemnification provisions contained in this Section 6.4; PROVIDED, that in no event will a Party Shareholder have any liability to CyberGuard other than pursuant to the indemnification provisions contained in this Section 6.4 and PROVIDED FURTHER that, in the event this Agreement is terminated before Closing, nothing contained herein will impact CyberGuard's ability to recover damages against ARCA. Any and all amounts determined to be owed by any Party Shareholder by reason of this Section 6.4 shall be satisfied solely out of the Escrowed Consideration by return to CyberGuard by the Escrow Agent of such number of shares of CyberGuard Common Stock equal to the amount of any such indemnity obligation (up to and not to exceed the amount of Escrowed Consideration). For purposes of this Section 6.4(d), the value of each such share of CyberGuard Common Stock so returned to the Shareholders of ARCA shall be determined in the manner set forth in the Escrow Agreement. CyberGuard shall have no recourse against any Shareholder of ARCA by virtue of this Section 6.4, it being understood that CyberGuard's sole recourse shall be against the Escrowed Consideration.

         6.5 GENERAL RELEASE. As a material inducement for CyberGuard and Acquisition to enter into this Agreement, effective as the Effective Time, except as expressly set forth on SCHEDULE 6.5, each Party Shareholder hereby unconditionally and irrevocably releases and forever discharges, effective as of the Effective Time, ARCA from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown, suspected or unsuspected, relating to ARCA which ever existed, now exist, or may hereafter exist, by reason of any tort, breach of contract, violation of law or other act or failure to act which shall have occurred at or prior to the Effective Time. Each Party Shareholder expressly intends that the foregoing release shall be effective regardless of whether the basis for any claim or right hereby released shall have been known to or anticipated by him or her. Notwithstanding the foregoing, nothing contained in this SECTION 6.5 will have any effect on (i) a Party Shareholder's claim accruing against CyberGuard, whether under this Agreement or any agreement entered into in connection with the transactions contemplated hereby or otherwise, (ii) a Party Shareholder's right to indemnification (whether statutory or otherwise) as an officer or director of ARCA provided that (A) the Party Shareholder has met any applicable standard of conduct to qualify for such indemnification and (B) the basis of a lawsuit against such officer or director does not otherwise constitute a breach of any of the representations and warranties made by ARCA or the Party Shareholders in this Agreement, or (iii) a Party Shareholder's right to compensation and benefits earned or accrued by the Party Shareholder as an employee or officer of ARCA to the extent disclosed in the disclosure schedules, incurred in the ordinary course of business or properly accounted for in the Financial Statements.

         6.6 RESTRICTIVE COVENANTS. Each Party Shareholder recognizes that in order to assure CyberGuard and Acquisition that CyberGuard will retain the value of ARCA as a "going concern," it is necessary that each Party Shareholder undertakes to enter into a restrictive covenant agreement, substantially in the form attached hereto as EXHIBIT J (the "Restrictive Covenant Agreement").

         6.7 TAX TREATMENT OF THE MERGER. CyberGuard and the Surviving Corporation shall each use its best efforts to cause the Merger to be treated as a tax free reorganization within the meaning of Section 368(a) of the Code. To the extent permitted under applicable tax laws, the Merger shall be reported as a reorganization within the meaning of Section 368(a)(1)(B) of the Code in all federal, state, and local tax returns after such acquisition occurs.

                                   ARTICLE VII

                   CLOSING; CONDITIONS PRECEDENT; TERMINATION

         7.1 CLOSING. At the Closing, the parties shall deliver to each other such documents as may be specified, or required to satisfy the conditions set forth, in SECTIONS 7.2, 7.3 AND 7.4. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

         7.2 MUTUAL CONDITIONS PRECEDENT. The respective obligations of the parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions.

                  (a) GOVERNMENTAL CONSENTS. All material consents and approvals required by governmental authorities for the consummation of the transactions contemplated by this Agreement shall have been obtained.

                  (b) NO INJUNCTION. No injunction shall be pending which enjoins, prohibits or materially restricts the consummation of the transactions contemplated by this Agreement.

                  (c) SHAREHOLDER APPROVAL. The shareholders of ARCA shall have duly approved the Merger, this Agreement and the transactions contemplated hereby.

                  (d) TAX OPINION. Each of ARCA, the ARCA Shareholders and CyberGuard shall have received an opinion from Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., dated the Closing Date, substantially in the form of EXHIBIT K.

         7.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CYBERGUARD. The obligations of CyberGuard to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions.

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of ARCA and the Party Shareholders contained in this Agreement and in any certificate or notice delivered pursuant to this Agreement shall be true and correct in all material respects as of the date of this Agreement (to the extent representations and warranties are by their terms qualified by materiality, they shall to that extent be true and correct in all respects after giving effect to the materiality qualification contained in such representations and warranties) and as of the Closing Date with the same force and effect as though made on and as of such date, except to the extent that such representations and warranties by their terms are expressly limited to an earlier date.

                  (b) COVENANTS PERFORMED. The covenants of ARCA contained in this Agreement to be performed or complied with on or prior to the Closing Date shall have been duly performed or complied with in all material respects.

                  (c) NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred (i) any event or condition of any character which has adversely affected in any material respect or could reasonably be expected to adversely affect in any material respect CyberGuard's ability to operate the business of ARCA or (ii) any Material Adverse Effect with respect to ARCA.

                  (d) CONSENTS. ARCA shall have duly and in compliance with applicable laws delivered all notices, filings and applications and obtained all consents, approvals, authorizations, registrations and qualifications contemplated by SECTION 4.18 or SECTION 5.5 to be obtained by ARCA, all of which shall have been obtained without the imposition of any materially adverse terms or conditions.

                  (e) OPINION OF COUNSEL. CyberGuard shall have received from General Counsel Associates LLP, legal counsel to ARCA, an opinion letter, dated the Closing Date, in substantially the form set forth in EXHIBIT L to this Agreement.

                  (f) CERTIFICATE OF ARCA AND THE PARTY SHAREHOLDERS. ARCA shall have delivered to CyberGuard a certificate executed by ARCA's President and Chief Financial Officer, dated the Closing Date, certifying that the conditions specified in SECTIONS 7.3(a), (b) and (c) above have been fulfilled and each Party Shareholder shall have delivered to CyberGuard a certificate, dated the Closing Date, certifying that the conditions specified in SECTION 7.3(A) above have been fulfilled to the extent such conditions refer to them.

                  (g) DISSENTERS' RIGHTS. Holders of no more than 5% of the outstanding shares of ARCA Common Stock or ARCA Preferred Stock shall have exercised or shall remain entitled to exercise dissenters' appraisal rights in connection with the Merger under applicable law.

                  (h) EMPLOYMENT AGREEMENTS. Each of the Persons listed on
SCHEDULE 5.15(a) shall have executed and delivered to CyberGuard an employment agreement, substantially in the form of EXHIBIT F.

                  (i) AFFILIATE LETTERS. Each of the persons specified on
SCHEDULE 5.12 as of the Closing Date shall have executed and delivered to CyberGuard an Affiliate Letter in the form of EXHIBIT D to this Agreement.

                  (j) INVESTMENT INTENT LETTERS. Each of the Shareholders of ARCA shall have executed and delivered to CyberGuard an Investment Intent Letter.

                  (k) RESIGNATIONS. To the extent requested, each of the officers and directors of ARCA shall have resigned from such positions.

                  (l) CONFIDENTIALITY AGREEMENTS. Each employee of ARCA shall have executed and delivered to CyberGuard a confidentiality and works for hire agreement substantially in the form of EXHIBIT G.

                  (m) INSIDER TRADING AGREEMENTS. Each employee of ARCA shall have executed and delivered to CyberGuard an insider trading agreement substantially in the form of EXHIBIT H.

                  (n) RESTRICTIVE COVENANT AGREEMENT. Each of the Party Shareholders shall have executed and delivered to CyberGuard a Restrictive Covenant Agreement substantially in the form of EXHIBIT J.

                  (o) AUDITORS' "POOLING" LETTER. CyberGuard shall have received from KPMG Peat Marwick LLP, a letter dated as of the Closing Date, in form and substance reasonably satisfactory to CyberGuard, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if consummated in accordance with this Agreement; the parties hereto agree that any representation made by a party in the "pooling" representation letters executed by each of the parties and delivered to KPMG Peat Marwick LLP will be deemed to be a representation and warranty of such party under this Agreement.

                  (p) ESCROW AGREEMENT. Each of the Party Shareholders shall have executed and delivered to CyberGuard an Escrow Agreement substantially in the form of EXHIBIT I.

                  (q) SHAREHOLDERS OF ARCA. No more than 35 holders of ARCA Common Stock and ARCA Preferred Stock shall exist; the number of shareholders shall be determined in accordance with Regulation D promulgated under the 1933 Act.

         7.4 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ARCA. The obligations of ARCA and the Party Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions.

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of CyberGuard contained in this Agreement or in any certificate or notice delivered pursuant to this Agreement shall be true and correct in all material respects as of the date of this Agreement (to the extent representations and warranties are by their terms qualified by materiality, they shall to that extent be true and correct in all respects after giving effect to the materiality qualifications contained in such representations and warranties) and as of the Closing Date with the same force and effect as though made on and as of such date, except to the extent such representations and warranties by their terms are expressly limited to an earlier date.

                  (b) COVENANTS PERFORMED. The covenants of CyberGuard contained in this Agreement to be performed or complied with on or prior to the Closing Date shall have been duly performed or complied with in all material respects.

                  (c) NO MATERIAL ADVERSE EFFECT. There shall not have occurred since the date of this Agreement (i) any event or condition of any character which has adversely affected in any material respect or could reasonably be expected to adversely affect in any material respect CyberGuard's ability to operate the business of ARCA or (ii) any Material Adverse Effect with respect to CyberGuard; provided, however, that any drop in the market price of CyberGuard Common Stock shall not in and of itself without other reasons be sufficient to provide ARCA with a basis for not proceeding with the Merger on the terms and conditions set forth herein.

                  (d) OPINION OF COUNSEL. The Shareholders and ARCA shall have received from Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., legal counsel to CyberGuard, an opinion letter, dated the Closing Date, in substantially the form set forth in EXHIBIT M to this Agreement.

                  (e) CYBERGUARD'S CERTIFICATE. CyberGuard shall have delivered to ARCA a certificate executed by its President or a Vice President, dated the Closing Date, certifying that the conditions specified in SECTIONS 7.4(a), (b) and (c) above have been fulfilled.

                  (f) LISTING. The CyberGuard Common Stock issuable hereunder at the Effective Time shall have been listed on NASDAQ, subject to official notice of issuance.

                  (g) PERSONAL GUARANTIES. All action to be taken under Section
5.16 with regard to the Shareholder guaranties shall have been taken.

                  (h) REGISTRATION AGREEMENT. CyberGuard shall have executed and delivered the Registration Agreement.

         7.5 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated prior to the Closing:

                  (a) at any time by mutual consent of the parties;

                  (b) by CyberGuard or ARCA if the Closing has not occurred on or prior to September 30, 1998 (the "TERMINATION DATE"), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its obligations hereunder;

                  (c) by CyberGuard or ARCA, if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable;

                  (d) by CyberGuard at any time in its sole discretion if any of the representations or warranties of ARCA or the Party Shareholders in this Agreement are not in all material respects true and accurate or if ARCA or the Party Shareholders breach in any material respect any covenant contained in this Agreement, provided that if such misrepresentation or breach is curable, it is not cured within ten business days after written notice thereof specifying the nature of the breach, but in any event prior to the Termination Date; or

                  (e) by ARCA at any time in its sole discretion if any of the representations or warranties of CyberGuard or Acquisition in this Agreement are not in all material respects true and accurate or if CyberGuard or Acquisition breaches in any material respect any covenant contained in this Agreement, provided that if such misrepresentation or breach is curable, it is not cured within ten business days after written notice thereof specifying the nature of the breach, but in any event prior to the Termination Date.

         In the event this Agreement is terminated pursuant to this SECTION 7.5, this Agreement shall terminate and become void and of no force and effect, the Merger shall be abandoned without further action by any of the parties to this Agreement, and no party to this Agreement shall have any liability or further obligation under this Agreement, except for the agreements contained in SECTIONS
5.3 (Confidentiality), 8.7 (Expenses; Termination Fees), 8.10 (Litigation; Prevailing Party) and 8.12 (Governing Law); provided that, any termination of this Agreement pursuant to this SECTION 7.5 shall not relieve any party from any liability for the willful or intentional breach of any representation, warranty or covenant contained in this Agreement or be deemed to constitute a waiver of any remedy available for such breach.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be delivered personally or sent by registered mail, return receipt requested, postage prepaid, or sent by prepaid overnight courier to the parties at the addresses set forth below their names on the signature pages of this Agreement (or at such other addresses as shall be specified by the parties by like notice), to the attention of the President of such party. Such notices, demands, claims and other communications shall be deemed given when actually received or: (A) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; or (B) in the case of registered U.S. mail, five days after deposit in the U.S. mail.

         8.2 ENTIRE AGREEMENT. This Agreement and each document and agreement executed by the parties in connection herewith contains every obligation and understanding among the parties relating to the subject matter hereof and merges all prior discussions, negotiations and agreements, if any, among them, and none of the parties shall be bound by any representations, warranties, covenants, or other understandings, other than as expressly provided or referred to herein.

         8.3 ASSIGNMENT. This Agreement may not be assigned by any party without the written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and permitted assigns.

         8.4 WAIVER AND AMENDMENT. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

         8.5 NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto (and the Shareholders and option holders of ARCA) and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         8.6 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

         8.7 EXPENSES; TERMINATION FEE.

                  (a) EXPENSES. All expenses (including, without limitation, legal fees and expenses, investment banking fees, and expenses of accountants) incurred by a party in connection with the transactions contemplated hereby will be borne by such party; provided, however, that if the Merger is consummated, the fees and expenses incurred by or on behalf of ARCA in excess of $100,000 shall be paid jointly and severally by the Party Shareholders; and provided further that CyberGuard shall pay the fees and expenses of one counsel to the Shareholders of ARCA up to $10,000.

                  (b) TERMINATION FEE. If this Agreement is terminated by ARCA other than a termination pursuant to SECTIONS 7.5(a), (b), (c) or (e) and ARCA or the Party Shareholders enter into an agreement, oral or otherwise, to sell all or substantially all of the business or properties, or all or substantially all of the capital stock or securities, of ARCA, whether by merger, consolidation, share exchange, business combination, purchase of assets, other disposition of assets or otherwise, within six months after the date of termination and closes such agreement or transaction within one year after such date, then ARCA shall be liable to pay to CyberGuard an amount equal to $750,000.

                  (c) CALCULATION. ARCA agrees that the actual damages accruing to CyberGuard from termination of this Agreement pursuant to those termination provisions referenced in this SECTION 8.7 are incapable of precise estimation and would be difficult to prove, and that the damages stipulated herein bear a reasonable relationship to the potential injury likely to be sustained in the event of termination pursuant to such occurrence. The payments stipulated in this SECTION 8.7 are intended by the parties to provide just compensation in the event of termination and is not intended to constitute a penalty for nonperformance.

                  (d) TIME OF PAYMENT. Any payment required to be made by ARCA pursuant to this SECTION 8.7 shall be made to CyberGuard not later than five business days after the occurrence of the event for which CyberGuard is entitled to payment as provided for herein. All payments required to be made pursuant to this SECTION 8.7 shall be made by wire transfer of immediate available funds to an account designated by CyberGuard.

         8.8 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

         8.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any telecopied counterpart of a manually executed original shall be deemed a manually executed original.

         8.10 LITIGATION; PREVAILING PARTY. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.

         8.11 INJUNCTIVE RELIEF. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

         8.12 GOVERNING LAW. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida without reference to the choice of law principles thereof.

         IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.


                                        CYBERGUARD CORPORATION INC.



                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------
                                        Address:
                                                -------------------------------


                                        ARCA ACQUISITION CORPORATION



                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------
                                        Address:
                                                -------------------------------


                                        ARCA SYSTEMS, INC.

                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------
                                        Address:
                                                -------------------------------


                                        ---------------------------------------
                                        WILLIAM F. WILSON
                                        Address:
                                                -------------------------------



                                        ---------------------------------------
                                        MICHAEL L. WEIDNER
                                        Address:
                                                -------------------------------



                                        ---------------------------------------
                                        R. KENNETH BAUER
                                        Address:
                                                -------------------------------